As filed with the Securities and Exchange Commission on August 21, 2001
                           Registration No. 333-34512
      =====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       MAGNITUDE INFORMATION SYSTEMS, INC.
                 (Name of small business issuer in its charter)
                              --------------------
             Delaware                        7372                75-2228828
    (State or other jurisdiction of(Primary Standard Industrial(I.R.S. Employer incorporation or organization) Classification Code Number)Identification No.)
                              ---------------------
                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
        (Address and telephone number of principal executive offices and place of business)
                                Steven D. Rudnik
                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
            (Name, address and telephone number of agent for service)
                                    Copy To:
                             Joseph J. Tomasek, Esw.
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876
                                 (908) 429-0030
Approximate Date of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box./x/

         If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]_____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]____________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                       MAGNITUDE INFORMATION SYSTEMS, INC.

                        5,863,566 SHARES OF COMMON STOCK
                                 ---------------
                        1,000,000 SHARES OF COMMON STOCK
                       UNDERLYING SERIES C PREFERRED STOCK
                                ----------------
                        5,939,356 SHARES OF COMMON STOCK
                    UNDERLYING COMMON STOCK PURCHASE WARRANTS
                                -----------------
                        3,474,866 SHARES OF COMMON STOCK
                         UNDERLYING STOCK OPTION GRANTS
                               ------------------
                         749,780 SHARES OF COMMON STOCK
                          UNDERLYING COMPANY OBLIGATION
                                 ---------------
These shares of Common Stock, par value $.0001 per share, of Magnitude Information Systems, Inc. (the "Company" or "Magnitude") covered by this prospectus have been issued or are issuable under currently exercisable warrants, convertible preferred stock , convertible notes, stock options, a Company "Obligation", explained at page 23 below, and under a subscription agreement. The common stock , warrants, convertible preferred stock, convertible notes, stock options, the Company Obligation and subscription agreement were issued and delivered by Magnitude to certain securityholders of Magnitude in private transactions during the past two years. Up to 17,027,568 shares of common stock covered by this prospectus and which have been either already issued or are issuable, may be sold from time to time by or on behalf of certain securityholders of Magnitude. See "Selling Securityholders" at page 17. Only the Selling Securityholders identified in this prospectus are offering shares to be sold in the offering. Magnitude is not selling any shares in the offering. Magnitude's common stock is quoted on the Electronic Bulletin Board, over-the-counter market under the symbol "MAGY." On August 15, 2001, the average of the high and low prices reported for the common stock on the Electronic Bulletin Board was $.43.

         Magnitude will not receive any of the proceeds from the sale of the common stock by the Selling Securityholders. Magnitude will receive the proceeds from the cash exercise of any of the warrants and stock options. See "Use of Proceeds". The selling stockholders may sell their shares from time to time throughout the offering through any legally available means, including through agents or brokers in public sales at market prices, directly or through agents in private sales at negotiated prices. They may also sell shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they comply with the requirements of Rule 144.

     You may contact Magnitude at Magnitude's principal executive offices located at 401 State Route 24, Chester, New Jersey 07930 or by phone at
(908)879-2722. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------


             THIS INVESTMENT INVOLVES CERTAIN HIGH RISKS. SEE "RISK
                          FACTORS" BEGINNING ON PAGE 9
                                 ---------------
                 The date of this prospectus is August __, 2001

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at 450 Fifth Street, N.W., Washington, DC 20549, and its public reference facilities in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

         Neither Magnitude nor any selling securityholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

         Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 401 State Route 24, Chester, New Jersey 07930 (telephone: 908-879-2722).

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.
                                 ---------------

                               PROSPECTUS SUMMARY

           THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS

                                   THE COMPANY

         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc. .

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

                                   BACKGROUND

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems.Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and certain royalty payments on OS' sales of the Proformix hardware products. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of its new software products. This development comes against the backdrop of the issuance of a patent by the US Patent and Trademark Office on the Company's patent application for certain design principles underlying its ErgoManagerTM software.

                                            THE OFFERING



Securities offered         17,027,568 Shares of Common Stock, $.0001 par value.
                           1,000,000 Shares of Common Stock issuable upon the conversion of Series C Preferred Stock; 5,939,356
                           Shares of Common Stock issuable upon the exercise of Warrants; 3,474,866 Shares of Common Stock issuable upon the exercise of stock options; 749,780 Shares of Common Stock issuable upon the conversion of a Company Obligation. See "Selling Securityholders" at page 17.

Selling Securityholders    The Selling Securityholders  are  identified  in
                           this prospectus at page 18 together with the maximum amount of Company Common Shares that each may sell either outright or upon conversion or exercise of rights under their respective preferred stock, warrants, stock options, Company Obligation or subsequent to consummation of the subscription agreement. See "Selling Securityholders" at page 17.

Plan of Distribution       Up to 17,027,568 Shares of Common Stock may be
                           offered and sold by the Selling Securityholders through agents or brokers, acting as principal,agent in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the Shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices; through brokers or agents in private sales at negotiated prices; or by any other legally available means.

Offering Price             At prevailing market prices on
                           the Electronic  Bulletin Board or on
                           other  exchanges on which the shares
                           are  then  listed  or at  negotiated
                           prices.

Use of Proceeds            The  Company  will not obtain  any  funds
                           from the sale of the Common Stock sold by the Selling Securityholders.

Securities Outstanding              The Company is authorized to issue up to an
                                    aggregate 100,000,000 shares of Common
                                    Stock and 3,000,000 shares of preferred
                                    stock of which 22,616,720 Common Shares and
                                    214,857 Preferred Shares were issued and
                                    outstanding at August 13, 2001.  If the
                                    Selling Securityholders exercise all of
                                    their rights to convert and/or exercise all
                                    of their preferred shares, warrants,  stock
                                    options, an additional 11,164,002 common
                                    shares, representing  part of  the  shares
                                    being     registered,     will    be
                                    outstanding, resulting in 33,780,722
                                    total outstanding Common Shares. The
                                    Company has in reserve an additional
                                    2,785,143    authorized    preferred
                                    shares  that it may  issue in one or
                                    more   series   with  such   rights,
                                    preferences and privileges as may be
                                    determined by the Company's Board of
                                    Directors.

Risk Factors                        An investment in the Company's Common
                                    Shares is highly speculative and any
                                    purchasers will suffer substantial dilution per Common Share compared to the purchase price. The Company has suffered losses for the six month period ended June 30,2001 of $1,708,349, losses of $ 3,716,527
                                    during 2000 and $2,391,948 during 1999.
                                    The Company will need additional funding.
                                    No person should invest in the Common
                                    Shares of the Company who cannot afford to risk the loss of his or her entire investment. See "Risk Factors" at page 10.

                           FORWARD LOOKING STATEMENTS

         When  used in this  Prospectus,  the  words  or  phrases  "will  likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for its software products and services, newly developed technologies and software, regulatory matters, protection of technology, lack of industry standards, the ability to obtain contracts and licensing sales, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made.See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  RISK FACTORS

         You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

         If any of the following risks actually occurs, Magnitude's business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the Magnitude common stock could decline significantly.

Substantial Losses - Lack of Profitability.

         We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $15,014,540 as of December 31, 2000 of which approximately $7 million are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 2000 and 1999, we incurred losses of $3,716,527 and $2,391,948, respectively. For the six month period ended, June 30, 2001, we had additional losses of $1,708,349. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

Additional Financing Requirements.

         We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. In February, 2000 we received a firm commitment for private financing of $3.0 million of equity in order to obtain the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and our current cash balance will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that we will not need additional funds before such time. We have no current arrangements for additional financing and we may not be able to obtain additional financing on commercially reasonable terms, if at all. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

Limited Operating History.

         We have a limited operating history as a software product company and have made only limited sales of our products. Our total revenues for software sales and licenses for the years ended December 31, 2000 and 1999 were approximately $646,035 and $260,703, respectively. For the six month period ended June 30, 2001 we have revenues of only $492,933.

Uncertainty of Market Acceptance.

         Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTMsuite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through December 31, 2000 revenue from our software products has been approximately $933,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}. For the six month period ended June 30, 2001, we had revenues from the sales of software product licenses of $492,933. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.

Lack of Distribution Network and Strategic Relationships.

         Inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

 Possible Loss of Entire Investment.

                  The common stock offered hereby is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

Competition

Competitive pressures come from other ergonomic software products. The key to ErgoManager winning the business appears to be finding someone at the prospective client who understands ergonomic issues and can appreciate why ErgoManager is a superior product.

The Company has ascertained, based on customer comments, that the Company's market share lead gives it the opportunity to be first to dominate this market niche. However, this market is in its infancy and there are no real competitors
- higher or lower in cost compared to Magnitude - executing substantial marketing communications. Magnitude is left to finance and develop the market on its own.

The relatively small size of the existing marketplace , Magnitude, and its competitors provides a window of opportunity for companies with substantial resources to quickly enter and dominate the market, should they determine or suspect rapid growth. While such a move could lessen Magnitude's opportunity to be the overall market leader, it would greatly benefit the Company by drawing attention to and building the market.

From a  marketing  and sales  perspective,  Magnitude  and its  products  do not currently have significant competition. There are several first and second-generation keystroke counters and egg timers but they do not provide the end user and the employer with the requisite compliance and usability that ErgoManager brings to the table. In all comparisons, ErgoManager provides more features and better performance than competitive products. The differences between ErgoManager and competing products are substantial.

At this time, there is no significant competitor offering a product suite of features comparable to ErgoManager. A number of competing products offer rudimentary reporting capabilities. Magnitude's ErgoSentry is the only Third Generation Workpacing software available today.

Dependence Upon Key Personnel.

                  We are substantially dependent upon the continued services of Steven D. Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do, however, maintain key person life insurance on the life of Mr. Rudnik in the amount of $1 Million.

         In addition, we believes that our future prospects will depend in large part upon our ability to attract, train and retain highly-skilled technical, managerial, sales and marketing personnel. However, competition for personnel in the software industry is intense, and, at times, we have had difficulty locating candidates with appropriate qualifications within various desired geographic locations, or with certain industry-specific expertise. If our competitors increase their use of non-compete agreements, the pool of available technical personnel may further narrow in certain jurisdictions, even if the non-compete agreements are ultimately unenforceable. The failure to attract, train, retain and manage productive sales and sales support personnel would have a material adverse effect on our business, financial condition and results of operations.

         If we lose the services of one or more of our key employees, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. A number of key employees have vested stock options with exercise prices lower than our current stock price. These potential gains provide these employees the economic freedom to explore personal objectives both within and outside of our Company, which may result in the loss of one or more key employees during the coming years.

         It is widely recognized that the software industry in which we compete is at or beyond a condition of full employment. We may not be able to attract, train and retain the personnel it requires to develop, market, sell and support new or existing software or to continue to grow. Also, to penetrate successfully key vertical markets, we must attract, train and retain personnel with industry-specific expertise.

Penny Stock Regulations

                The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith aswell as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

         The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

         Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors.

         The computer software industry and products developed for the computer workplace face intense competition. We will be at a competitive disadvantage in seeking to compete with other companies having more assets, larger technical staffs, established market shares and greater financial and operational resources than us. There can be no assurance that we will be able to meet the competition and operate profitably.

Magnitude Has Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

         We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

o        knowledge, ability and experience of our  employees;
o        frequent software product enhancements; and
o        timeliness and quality of support services.

         Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation.

Magnitude May Experience Product Liability Claims

         Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

Our Stock Price is Volatile and There is a Risk of Litigation

         The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

          o revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;
          o announcements of technological innovations by us or our competitors;
          o new products or the acquisition of significant customers by us or our competitors;
          o developments with respect to patents, copyrights or other proprietary rights by us or our competitors;
          o changes in recommendations or financial estimates by securities analysts;
          o       conditions and trends in the software  industry  generally;
          o       general market conditions and other factors.

         Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations.

Rapid Technological Change; Dependence on New Products

         The market for software is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

         The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cust-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products, and there can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Patents and New Products" and "Research and Development" below.

There Could Be Adverse Effects of Potential Securities Issuances

         Of the 17,027,568 common shares offered in this prospectus, 5,863,566 of these Common Shares have already been issued to the Selling Securityholders. If the Selling Securityholders were to fully exercise their rights under their warrants, convertible preferred stock, stock options, subscription rights and the Company Obligation to purchase or convert into the remaining 11,164,002 common shares offered in this prospectus and then sell them, the market price of our common stock could be materially adversely affected. As of August 13, 2001, the substantial majority of the warrants, and stock options had exercise prices above the current market price of our common stock.

Arbitrary Determination of Offering Price

The prices at which any of the Company Common Shares may be offered for sale by the Selling Securityholders will be determined by the then prevailing market prices of our Common Shares offered and sold on the Electronic Bulletin Board, over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to the Company's assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, stock options, convertible preferred stock, convertible promissory notes and the Company's Obligation were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market price for our Common Shares.

                                 USE OF PROCEEDS

         The Selling Securityholders will receive all of the net proceeds from the sale of any of the Company's Common Shares offered in this Prospectus. Magnitude will not receive any of the proceeds from any sale of the shares by the Selling Securityholders. Magnitude will receive the proceeds from the cash exercise of any of the warrants and stock options and intends to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to its working capital, funding future acquisitions or for further developing its products and hiring additional personnel.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         The Company's Common Stock currently trades on the Electronic Bulletin Board, over-the counter market, under the symbol "MAGY". The following table sets forth, for the calendar quarters indicated, and for the last two years, the high and low sales prices for the Company's Common Stock:

                                     High/Ask            Low/Bid

1999
         First Quarter..............    $ 1.37             $ 0.41
         Second Quarter..........         0.81               0.53
         Third Quarter .............      1.09               0.55
         Fourth Quarter ...........       0.76               0.42

2000
         First Quarter                  $ 4.75             $ 0.42
         Second Quarter                   2.88               0.95
         Third Quarter                  $ 1.44             $ 0.71
          Fourth Quarter                $ 0.97             $ 0.63

2001
         First Quarter                  $ 1.16             $ 0.38
         Second Quarter                 $ 0.62             $ 0.27

         As of June 30, 2001, there were approximately 240 shareholders of record for the Company's Common Stock. The number of record holders does not include shareholders whose securities are held in street name.

         The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common Stock. The Company is obliged to pay cash dividends on its outstanding convertible preferred stock and, under certain circumstances, on its outstanding cumulative preferred stock. See "DESCRIPTION OF CAPITAL STOCK" - "The Series A Stock", "The Series B Stock" and "The Series C Stock", below.

                             SELLING SECURITYHOLDERS

         All of the common stock offered is either already issued or is issuable upon the exercise or conversion of Company warrants, stock options, convertible preferred stock and the Company Obligation issued or issuable by Magnitude to the Selling Securityholders. Magnitude may from time to time supplement or amend this prospectus, as required, to provide other information with respect to the Selling Securityholders.

     The following table sets forth certain information regarding ownership of Magnitude's common stock by the Selling Securityholders as of August 13, 2001, including their names, and the number of shares of common stock owned by them and offered pursuant to this prospectus. The Selling Securityholders listed in the table do not necessarily intend to sell any of their shares. Magnitude filed the registration statement, which includes this prospectus, due to the registration rights granted to the Selling Securityholders, not because they had expressed an intent to immediately sell their shares.


Name of                                              No. of        Transaction
Selling                   Beneficial Holdings      Common Shares     Summary                % of Class
Securityholder           Before the Offering      Offered Hereby       Note    Exhibits    after Offering
-------------------------------------------------------------------------------------------------------------------
929595 Ontario Ltd.                760                   380           (9)       4.23           **
Abrams, P.                      11,400                 5,700           (9)       4.23           **
Alexander, I.                    3,376                 1,688           (9)       4.23           **
Angelastri, I.               1,237,500               600,000           (6)       4.9;4.12       **
Angelastri, I.              (see above}              250,000          (10)                      **
Angelastri-Keller, S.          200,000               200,000           (6)       4.9;4.12       **
Aniso Stiftung                 303,498               303,498           (6)       4.9;4.12       **
Barbaro, R.D. in Trust          22,392                11,196           (9)       4.23           **
Benoliel, I.                     1,646                   823           (9)       4.23           **
Blue Fuel Corporation            2,306                 1,153           (9)       4.23           **
Brandstatter, A.                 2,306                 1,153           (9)       4.23           **
Brant Investment Ltd.           53,146                26,573           (9)       4.23           **
Burri, E.                      200,000               200,000          (13)       4.9;4.14       **
Carrel, R.                     666,800               333,400          (13)       4.15;4.18      **
Carrel, R.                  (see above}              166,700          (13)       4.9            **
Carter, G.                      14,819                14,819           (9)       4.23           **
Christoph, M.                  100,000               100,000           (6)       4.9;4.12       **
Coop Bank                       97,500                20,000           (6)       4.12           **
Corbett, W.&M.                 100,000               100,000          (14)       4.19           **
Cumming, F.                     33,619                 5,000          (10)                      **
Curtis, J.                       2,470                 1,235           (9)       4.23           **
Cynamon Holding Corp.            8,232                 4,116           (9)       4.23           **
Dean, M.                       100,000               100,000           (5)       4.3            **
Dellelce, P.                     1,646                   823           (9)       4.23           **
Duncan, J.                     555,000               500,000          (10)                      **
ES-LEA Holdings Ltd.            15,072                 7,536           (9)       4.23           **
Ferrier Lullin Bank&Trust        4,940                 2,470           (9)       4.23           **
Fiala, D.                       14,819                14,819           (9)       4.23           **
Fireworks Creative Inc.            658                   329           (9)       4.23           **
GGD Associates                 275,000               275,000          (10)                      **
Gray, S.                     1,131,711               537,000           (5)       4.3            **
Groconi Holdings, Inc.           1,120                   560           (9)       4.23           **
Heuberger,                     200,000               200,000           (6)       4.9;4.12       **
Hinst, R. and S.               100,000               100,000           (5)       4.3            **
Jackson Hewitt Invest.Svc      400,000               400,000           (8)       4.3;4.13       **
Keenan, L.                       6,838                 3,419           (9)       4.23           **
Kesselring, R.                 555,500               555,500          (13)       4.9            **
Klaube, J.                     220,100               100,000          (10)                      **
Kroll, S.                      159,866                     0           (3)       4.10;4.11      **
Kroll, S.                    (see above)             119,866          (10)
Kutkrvicius, J.                  3,294                 1,647           (9)       4.23           **
LaLande, A.                        824                   412           (9)       4.23           **
Liebel, P.                       2,305                 2,305           (9)       4.23           **


Name of                                              No. of          Transaction
Selling                    Beneficial Holdings    Common Shares        Summary                 % of Class
Securityholder             Before the Offering    Offered Hereby       Note      Exhibits    after Offering
---------------------------------------------------------------------------------------------------------------------
Liechtensteinische Lbank        3,123, 010            500,000           (13)      4.9;4.14         **
Liechtensteinische Lbank        (see above}         1,667,250           (13)      4.16;4.17        **
Logie, T.                            1,646                823            (9)      4.23             **
Lu, L.                               1,646                823            (9)      4.23             **
Luescher, D.                        40,000             40,000            (6)      4.9;4.12         **
Lynch, T.                            2,306              1,153            (9)      4.23             **
Manis, W.                            6,586              3,293            (9)      4.23             **
Martin, M.                       1,750,000          1,000,000            (7)      4.20             4.89%
Martin, M.                      (see above}           100,000           (10)                       **
Masionis, S.                         4,940              2,470            (9)      4.23             **
Merhavia Construct.Ltd.              1,520                760            (9)      4.23             **
Miller, P.                         100,000            100,000            (8)      4.3;4.13         **
MJE Partners                       100,000            100,000            (2)      4.1;4.2;4.3;4.4  **
Murphy, J.                          11,400              5,700            (9)      4.23             **
Niro, G.                             1,646                823            (9)      4.23             **
Paine Webber C/F G.She             200,000            200,000            (2)      4.1;4.2;4.3;4.4  **
Pisani, B.M.                       900,347            200,000            (4)      4.6;4.7           1.17%
Pisani, M.B.                        22,000             22,000            (4)      4.6;4.7           **
Print-O-Plast Ltd.                   2,306              1,153            (9)      4.23              **
Reiter, S.                             950                950            (9)      4.23              **
Reman Partners AG                  150,000            150,000           (13)      4.9;4.14          **
Rogivue, N.                        500,000            250,000           (13)      4.15;4.18         **
Rogivue, N.                     (see above}           125,000           (13)      4.9               **
Roni Excavating Ltd.                 1,520                760            (9)      4.23              **
Rudnik, S.                       4,912,558            150,000           (11)                        **
Rudnik, S.                      (see above}           749,780           (12)      4.21              **
Rudnik, S.                      (see above}         1,325,000           (10)                        **
Sal Investments Inc.                11,400              5,700            (9)      4.23              **
Saperia, E.                          4,446              2,223            (9)      4.23              **
Schuerch Asset MgmtGm              170,000            120,000            (6)      4.9;4.12          **
Schuerch, K.                       250,000            250,000           (10)                        **
Schuerch, U.                     2,057,144            400,000            (6)      4.9;4.12          **
Schuerch, U.                    (see above}            69,500           (13)      4.9               **
Schuerch, U.                    (see above}           139,000           (13)      4.15;4.18         **
Schuerch, U.                    (see above}           200,000           (10)                        **
Shear Holdings Ltd.                    950                475            (9)      4.23              **
Shear, E.                            4,116              2,058            (9)      4.23              **
Shemano, G.                        100,000            100,000           (14)      4.19;4.22         **
Sheppard, T.                         1,647              1,647            (9)      4.23              **
Shulenberger, C.                     5,928              2,964            (9)      4.23              **

Name of                                              No. of      Transaction
Selling                    Beneficial Holdings    Common Shares    Summary                   % of Class
Securityholder             Before the Offering    Offered Hereby     Note       Exhibits   after Offering
---------------------------------------------------------------------------------------------------------------------
Siegel, H.                   1,184,250               815,500         (5)         4.3;4.4;4.5       **
Siegel, H.                  (see above}               50,000        (11)                           **
Solid Rock Corp..              222,000               222,000         (5)         4.3               **
Stangel, G.                    366,500               111,000        (13)         4.15;4.18         **
Stangel, G.                 (see above}              200,000        (10)                           **
Stangel, G.                 (see above}               55,500        (13)         4.9               **
Stanley, T.                     14,819                14,819         (9)         4.23              **
Strasler, B.                     2,470                 2,470         (9)         4.23              **
Tarek, P.                        5,598                 2,799         (9)         4.23              **
Thomas, D.                      65,860                32,930         (9)         4.23              **
Trull, R.                      200,000               200,000         (2)         4.1;4.2;4.3;4.4   **
Twomey, L.                     210,000               210,000         (2)         4.1;4.2;4.3;4.4   **
Unternaehrer, S.             1,111,000             1,111,000        (13)         4.15;4.18         **
Ushter Holdings Inc.             1,300                   650         (9)         4.23              **
Vanity Software PublCo.          4,508                 2,254         (9)         4.23              **
Stuart Zimmerman R/T           600,000               600,000         (1)         4.8;4.9           **
Wagner, T.                      20,000                20,000         (6)         4.9               **
Ward, D.                       100,000               100,000         (5)         4.3               **
Watson, K.                       7,410                 3,705         (9)         4 23              **
Xonnel Holdings Ltd.            11,400                 9,223         (9)         4.23              **
Ziraldo, D.                      6,586                 3,293         (9)         4.23              **
                               ----------           ----------
                              22,731,277            17,027,568

**  less than 1 percent
Description of Selling Securityholders and Magnitude Transactions

(1) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of an institutional investor, such shares having been issued pursuant to his election to convert a convertible promissory note dated April 23, 1999, into 660,000 common shares of the Company; and 600,000 shares underlying a stock purchase warrant issued to the same investor concurrent with the convertible note. The Company's net proceeds from this transaction not including any proceeds that may accrue from exercise of the warrant, totaled $300,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. A copy of the note and the form of the warrant are attached hereto as Exhibits 4.8 and 4.9.

(2) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of four private investors, such shares having been issued pursuant to their election to convert convertible promissory notes issued during June 1999, into an aggregate 550,000 common shares of the Company; and 500,000 shares underlying stock purchase warrants issued to the same investors concurrent with the convertible notes. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $250,000. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements, notes and warrants are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4 .

(4) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of a private investor and his assignee, such shares having been issued pursuant to his election to convert a convertible promissory note dated May 28, 1999, into 220,000 common shares of the Company; and 200,000 shares underlying a stock purchase warrant issued to the same investor concurrent with the convertible note. The Company's net proceeds from this transaction not including any proceeds that may accrue from exercise of the warrant, totaled $100,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. Copies of the note and warrant are attached hereto as Exhibits 4.6 and 4.7 .

(5) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of a private investor and five transferees of the investor, one of whom , Mr. Ivano Angelastri, is a director of the Company, such shares having been issued pursuant to his election to convert several convertible promissory notes dating between June 1999 and November 1999 into a total of 990,000 common shares of the Company; and 900,000 shares underlying stock purchase warrants issued concurrent with the convertible notes. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $450,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. The form of the subscription agreements, notes and warrants are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 .

(6) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of nine private foreign investors who include Mr. Ivano Angelastri, a director of the Company, and one assignee, of which 1,252,332 shares were issued pursuant to private placement subscriptions entered into between the Company and such investors between October 1999 and December 1999, and 1,252,332 shares underlying stock purchase warrants issued to the same investors concurrent with the shares. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $626,166. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements and warrants are attached hereto as Exhibits 4.9 and 4.12.

(7) Resignation Agreement of Former Chairman
The shares to be registered represent shares underlying 1,000,000 shares of Series C Senior Convertible Preferred Stock issued to the former chairman of the Company pursuant to the terms of his Resignation Agreement dated January 28, 2000 (see Exhibit to Registration Statement on Form S-8 filed with the
Commission January 31, 2000). Exhibit 4.20 refers to the Certificate of Designations for the Series C Senior Convertible Preferred Stock.

(8) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of two private investors, of which 400,000 shares were issued pursuant to private placement subscriptions entered into between the Company and such investors in January and February 2000, and 300,000 shares underlying stock purchase warrants issued to the same investors concurrent with the shares. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $200,000. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements and warrants are attached hereto as Exhibits 4.3 and
4.13 .

(9) Shares Underlying Warrants Issued Pursuant to Acquisition
The shares to be registered underlie warrants issued to former shareholders of Vanity Software Publishing Corporation ("Vanity"), a Canadian software company. On April 30, 1998, the Company signed an agreement to acquire substantially all of the assets, subject to the assumption of certain liabilities, of Vanity in exchange for 224,000 restricted shares of the common stock of the Company and warrants to purchase an additional 224,000 shares at a price of $5.00 per share. Such warrants carried "piggy-back" registration rights. The major asset of Vanity was a proprietary ergonomic software package sold under the name ErgoBreak(TM) that the Company integrated into its own software products suite marketed under the ErgoManager(TM) label. The issuance of the aforesaid shares and warrants was made pursuant to exemptions provided by Section 4(2) of the Securities Act. Vanity subsequently offered to their shareholders which numbered approximately fifty, an exchange of their shares in Vanity into a ratably calculated number of units comprised of one common share of the Company and a warrant for the purchase of one common share of the Company at the price of US$5.00 each. Substantially all Vanity shareholders elected to accept this offer following which Vanity requested, and the Company agreed to, cancel the shares and warrant issued to Vanity and replace them with like securities issued in the name of the individual Vanity shareholders. The form of warrant issued to the former Vanity shareholders is attached hereto as Exhibit 4.23 .

(10) Shares Underlying Non-Statutory Stock Options
The  Company  is   registering   an  aggregate   3,324,866   shares   underlying
non-statutory stock options issued to certain present and past key employees, on behalf of such employees and their transferees, as follows:

a) Options for 1,325,000 shares, issued in 1998 to the current President and Chief Executive Officer of the Company;

b) Options for 100,000 shares, issued in 1997 and 1998 to the current Chief Financial Officer of the Company;

c) Options for 500,000 shares, issued in 1999 to the current Executive Vice President of the Company;

d) Options for 1,399,866 shares that were initially granted to a former President and Chief Executive Officer of the Company in 1998 and subsequently thereto, assigned to the named eight individual Selling Securityholders, one of whom is a director of the Company.


(11) Shares Issued in Lieu of Cash Compensation to Officers
The current President and Chief Executive Officer of the Company had previously agreed to accept 150,000 shares in lieu of cash remuneration during the period May through December 1999, whereby such stock award carried "piggy-back" registration rights. The current Vice President of Shareholder Relations had agreed to accept a certain number of shares in lieu of cash compensation of which 100,000 shares were to be issued on April 1, 2000, and whereby such stock award carries "piggy-back" registration rights.

     (12) Shares Underlying a "Company Obligation" Owed to an Officer and Director In connection with the acquisition by the Company of Rolina Corporation in February 1998, the Company issued 155,556 Common Shares to the former principal of Rolina Corporation, Steven D. Rudnik who currently serves as the Company's President and Chief Executive Officer, which shares were subject to a put option exercisable by Mr. Rudnik at any time during the 90-day period commencing on February 1, 2000, pursuant to which if exercised, the Company would be obligated to purchase said 155,556 Company Common Shares for the purchase price of $2.41 per share. (the "Put Option"). In addition to receipt of the Put Option, the Company, pursuant to the terms of the business transaction, made payments to Mr. Rudnik of $125,000 and $100,000 following the closing and to secure its obligation under the Put Option, gave Mr. Rudnik a lien on the software that the Company acquired from his company. In order to exercise the Put Option, Mr. Rudnik was required to give written notice of the exercise to the Company during the mentioned 90-day period and upon the Company's payment at $2.41 per share, Mr. Rudnik would surrender the 155,556 shares of the Company's Common Stock. On March 25, 2000, Mr. Rudnik, gave notice to the Company of his exercise of the Put Option. Accordingly, the Company incurred the obligation to pay $374,889.96 to Mr. Rudnik pursuant to the Put Option for the 155,556 Common Shares. Pursuant to negotiations between the Company and Mr. Rudnik, a certain "Third Amendment to Agreement and Plan of Merger and First Amendment to Put Option"* was consummated in April, 2000, pursuant to which Mr. Rudnik agreed:
(a) that the Company's obligation to pay the $374,889.96 for the 155,556 shares tendered under the Put Option would be deferred until March 31, 2002; (b) that the Company would pay Mr. Rudnik monthly interest on the Company's Obligation at the rate of 7% annually, commencing February 1, 2000; (c) that Mr. Rudnik would have the right to convert part or all of the Company's Obligation into shares of the Company's common stock at a conversion rate of $.50 per share; (d) that the Company would issue to Mr. Rudnik 150,000 shares of the Company's common stock, and; (e) that the Company would register a sufficient number of its common shares in this offering in order to accommodate the full exercise by Mr. Rudnik of the full amount of the potential conversion of the $374,889.97 and the 150,000 common shares included (the "Company Obligation"). *See Exhibit 4.21 attached hereto which contains all of the terms and conditions of this agreement.

(13) Private Placement Pursuant to Section 4(2)
The Company is registering a total 5,583,850 shares on behalf of eight private foreign investors pursuant to private placement subscriptions entered into between the Company and such investors, between January and March 2000. 500,000 of such shares have been issued outright; an aggregate 3,055,900 shares underlie conversion privileges accruing to a total of 305,590 shares of Series B Senior Convertible Preferred Stock issued to or subscribed for by certain of these investors; 500,000 shares underlie Company Common Stock Purchase Warrants for the purchase of common shares at $1.00 per share issued to certain of these investors; and 555,750 shares underlie Company Common Stock Purchase Warrants for the purchase of shares at $0.90 per share, subscribed to by certain of these investors. The common shares to be registered also include a total 972,200 shares underlying Company Common Stock Purchase Warrants for the purchase of shares at $0.90 per share, which warrants have been assigned to certain of the investors.

With respect to the Company's Series B Senior Convertible Preferred Stock (the "Series B Shares") the Company issued 194,440 Series B Shares in March, 2000 to Selling Securityholders pursuant to subscription agreements and upon receipt of payment of the agreed upon subscription prices. On September 30, 2000 and on July 31, 2000 and in compliance with the terms of its subscription agreement with the Selling Securityholder, Liechtensteinische Lbank, pursuant to which the Company agreed to sell 111,150 Series B Shares and Company Common Stock Purchase Warrants for 555,750 Common Shares, the Company issued an additional 55,576 Series B Shares and Common Stock Purchase Warrants for 277,880 to this Selling Securityholder. The Company is required under its subscription agreements with the Selling Securityholders who acquired the 194,440 Series B Shares and Company Common Stock Warrants as it is under the subscription agreement with this Selling Securityholder to register a sufficient number of common shares underlying the Series B Shares and the Company Common Stock Purchase Warrants purchasable under its subscription agreement. Pursuant to the subscription agreement with Liechtensteinische Lbank, the Company is required to issue an additional 55,574 Series B Shares and Common Stock Purchase Warrants for 277,870 Common Shares during the months of August and September, 2000, upon receipt of the subscription prices. As under the subscription agreements with the other
Selling Securityholders, the Company is obligated under its subscription agreement with this Selling Securityholder to register a sufficient number of its common shares to accommodate the full conversion of the entire 111,150 aggregate Series B Shares and the Company Common Stock Purchase Warrants for 555,750 Common Shares subscribed for within 30 days after their issuance. Each Series B Share is convertible into 10 common shares at the election of a Selling Securityholder and each of the Company Common Stock Purchase Warrants is exercisable to purchase 5 Company common shares at the exercise price of $.90 per share. The Company is registering the 1,667,250 common shares in this offering to accommodate the issuance and subsequent conversion or exercise of all of the 111,150 Series B Shares and the 111,150 Company Common Stock Purchase Warrants issued and to be issued pursuant to its subscription agreement with Liechtensteinische Lbank. The Company's net proceeds from these transactions, not including any proceeds that may accrue from the exercise of the warrants, will total $2,725,000, of which $2,275,166 have been received as of July 31, 2000. The securities were issued or will be issued pursuant to subscription agreements that contain certifications from these investors that they are accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements are attached hereto as Exhibits 4.14, 4.15 and 4.16 , and of the warrants as Exhibits 4.9 and
4.17. Exhibit 4.18 refers to the Certificate of Designations for the Series B Senior Convertible Preferred Stock.

(14)  Shares Underlying Warrants Issued for Services
The Company is registering an aggregate 200,000 shares underlying two stock purchase warrants issued pursuant to a consulting agreement with an unrelated party. A copy of the consulting agreement is attached as Exhibit 4.22.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Of the 22,616,720 shares of the Company's Common Stock outstanding as of August 13, 2001, 12,246,612 shares are freely tradable or eligible to be sold in the public market that exists for the Common Stock. In addition, upon the effectiveness of this Registration Statement: (1) 5,863,566 Common Shares; (3) 1,000,000 Common Shares underlying the Series C Preferred Stock, subject to the exercise of their conversion rights; (4) 5,939,356 Common Shares underlying the Company Common Stock Purchase Warrants, subject to the exercise of their purchase rights; (5) 3,474,866 Common Shares underlying stock options, subject to the vesting requirements of each individual grant; and (6) 749,780 Common Shares underlying the Company Obligation, subject to the exercise of the conversion right, shall become freely tradable by the Selling Securityholders. Furthermore, all of the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities as well as 118,298 Common Shares underlying the issued and outstanding Series A Senior Convertible Preferred Stock, 4,789,402 Common Shares underlying outstanding Warrants, and 3,342,250 Common Shares underlying outstanding stock options, which, if converted or exercised, as the case may be, all of which are not presently, but may in the future be sold into any public market that may exist for the Common Stock pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of this Common Stock in the public market could adversely affect the market price of the Common Stock.

         Recently, we terminated an equity line drawdown facility agreement with a Bahamian Islands corporation, Torneaux Fund, Ltd. This drawdown facility would have only permitted the Company to sell its securities if our public market price traded at prices in excess of $1.00 per share. Based upon our below $1.00 stock price range, witnessed over the past several quarters, the Company decided to terminate this equity drawdown facility, make application to the Securities and Exchange Commission to withdraw its registration statement covering the potential shares that could have been sold to Torneaux under this arrangement and seek alternative equity financing in private placement transactions with accredited investors and institutions.

         In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market price of the Common Stock in the public market.

                              PLAN OF DISTRIBUTION

         This Prospectus and the registration statement in which it is included relates to the offer and sale of up to an aggregate 17,177,528 Common Shares by the Selling Securityholders. The Selling Securityholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

          o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

          o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

          o Directly or through brokers or agents in private sales at negotiated prices; or

          o       By any other legally available means.

         The Selling Securityholders may, in some circumstances, be deemed "underwriters" of the Company Common Shares offered and sold in this Prospectus. Selling Securityholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales.

         Certain states may require shares to be sold only through registered or licensed brokers or dealers. In addition, certain states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

Magnitude has agreed to contribute to payments the Selling Securityholders may be required to make under the Securities Act.

                                LEGAL PROCEEDINGS

         The Company is not a party in any legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES


The names and ages of all directors and executive officers of the Company are as follows:

  Name              Positions                     Term  Served (Expires)

Steven D. Rudnik    Director (Chairman           Feb. 11, 2000  (2001)
                    of the Board)
                    President, Chief Executive   Jan. 8, 1999 (March 2, 2003)
                    Officer

Joerg H. Klaube     Vice President, Secretary,   Jul.31, 1997 (April 15, 2002)
                    Chief Financial Officer

Steven L. Gray      Director                      May 18, 2000  (2001)

Ivano Angelastri    Director                      May 18, 2000   (2001)

Joseph J. Tomasek   Director                      Feb. 11, 1999 (2001)

         There are no family relationships among the Company's Officers and Directors. John C. Duncan resigned as an officer and director of the Company on May 18, 2001.

         All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

Resumes:

         Steven D. Rudnik , Age 41 - President, Chief Executive Officer, and Director. Mr. Rudnik joined the Company in February 1998 with the acquisition of Rolina Corporation, co-founded by Mr. Rudnik in 1996 and at that time, was appointed President and CEO of Proformix Software. Mr. Rudnik was appointed President and Chief Executive Officer, and elected to the Board of the Company, in January 1999. Mr. Rudnik has extensive experience in software product development and an operational background in software companies extending over the past 20 years. In 1983, Mr.Rudnik joined Randall-Helms International, Inc. Over the next 13 years, he conceived and developed four independent families of stock market modeling software products aimed at the worldwide Institutional Investor market. Over this time, these product families generated over $25 million in sales, to more than 400 clients in 23 countries. Mr. Rudnik was Executive VP Development and Partner at the time Randall-Helms was sold in 1995.

         Joerg H. Klaube , Age 60 - Chief Financial Officer. Joined Magnitude, Inc. in December 1994 as Vice President Finance & Administration. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr.Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

         Steven L. Gray, age 52 years, is a resident of Venice, Florida. For the past 3-1/2 years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

         Ivano Angelastri, age 38 years, is a resident of Zurich, Switzerland. Mr. Angelastri has served as Managing Director of T&T Capital Trading, a securities brokerage firm located in Zug, Switzerland, since January, 1999, offering to select and institutional clients financial advisory and portfolio management services. Prior to his current position, Mr. Angelastri served as Managing Director of Megan Services where he also performed financial advisory and portfolio management services.

         Joseph J. Tomasek , Age 54 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years.
Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the United States and Europe in corporate finance matters.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         The Company is not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation and executive capacities for the fiscal year ended December 31, 2000, for each executive officer whose aggregate cash remuneration exceeded $100,000, for all executive officers as a group, and for two most highly compensated other employees:

                                                                         Restricted        Securities
                                                         Other             Stock           Underlying
Name                       Year    Salary (1)        Compensation          Awards           Options
----                       ----    ---------         ------------         -------           -------
CAPACITY IN WHICH SERVED
Steven D. Rudnik           2000     $ 122,185        $  11,350                  -                 -
Chief Executive Officer    1999     $  34,615        $   9,529           $ 66,667(4)

John C. Duncan*            2000     $ 122,308        $   2,700                  -              (2)
President (1999:Exec.VP)   1999     $  60,000                -                  -

Joerg H. Klaube            2000     $ 116,923        $   3,960                  -              (2)
Vice President, CFO        1999     $ 100,025        $   1,710                  -

Howard G. Siegel           2000     $  79,596        $   2,250           $ 24,220(5)           (2)(6)
VP Shareh./Invest.Rel.

B.Gregory Buscetto         2000     $ 110,164        $   5,250                  -              (2)
Vice President Sales       1999     $  86,111        $   6,088                  -

All executive officers
as a group (4 persons) (3) 2000     $ 371,931        $  18,010                  -

----------------------
(1)  The value of other non-cash compensation, except for the items listed under
     (2), (4) and (5), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.
(2)  See table for "Stock Options" below.
(3) Does not include $61,105 paid to the former chairman as consulting fees pursuant to the separation agreement entered into in January 2000
(4) During 1999, the Board of Directors approved the issuance of 150,000 shares in lieu of $66,667 cash salary; this stock award was subsequently converted into stock options for the purchase of 225,000 shares at a price of $0.75 per share.
(5) Represents the fair market value of 100,000 shares awarded as a hiring bonus.
(6) Does not include stock options for the purchase of 268,750 shares at a price of $0.75 per share, issued in February 2001 for services performed during the year 2000.
o    Resigned as an officer and director on May 18, 2001.

Stock Options :

         The following table sets forth stock options granted during 2000 pursuant to the Company's 1997 Stock Option Plan and 2000 Stock Incentive Plan, to executive officers, two other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

------------------------------------------------------------------------------------
                         Number of Common     % of Total Options
                         Shares Underlying   Granted to Employees      Exercise         Expiration
Name                     Options Granted      and Directors in FY      Price ($/Sh.)        Date                .
-----------------------------------------------------------------------------------------------------
I. Angelastri                35,000                 4.3%                 1.00             10/11/05
G. Buscetto                  50,000                 9.2%                 1.00             10/11/05
G. Buscetto                  25,000              incl.in above           1.00             3/29/06
J. Duncan                   300,000                 42.8%                1.00             7/1/06
J. Duncan                    50,000              incl.in above           1.00             10/11/05
S. Gray                      35,000                  4.3%                1.00             10/11/05
J. Klaube                    50,000                  7.3%                1.00             10/11/05
J. Klaube                    10,000              incl.in above           1.00             3/10/06
H. Siegel                    50,000                  7.3%                1.00             10/11/05
J. Tomasek                   35,000                  4.3%                1.00             10/11/05

         The following  table sets forth stock  options  granted  during 2000 outside of the Company's 1997 Stock Option Plan and 2000 Stock  Incentive Plan
to  executive  officers,  directors,  and  beneficial  owners  of more  than
10  percent  of any class of equity securities of the Company:
-----------------------------------------------------------------------------------------------
                        Number of Common    % of Total Options
                        Shares Underlying   Granted to Employees    Exercise Expiration
Name                    Options Granted     and Directors in FY     Price ($/Sh.)    Date                .
------------------------------------------------------------------------------------------------
I. Angelastri                40,000                 4.9%               1.00             5/18/07
S. Gray                      40,000                 4.9%               1.00             5/18/07
J. Tomasek                   40,000                 4.9%               1.00             3/10/07

1997 Stock Option Plan:

         The Company's 1997 Stock Option Plan, as filed with Information Statement pursuant to Section 14(c) with the Commission on July 1, 1997, and with Registration Statement on Form S-8 with the Commission on September 8, 1997, is hereby incorporated by reference.

2000 Stock Incentive Plan:

         The Company's 2000 Stock Incentive Plan, as filed with the Commission as an exhibit to the quarterly report on Form 10-QSB for the period ended March 31, 2000, is hereby incorporated by reference.

Compensation of Directors:

         The Company currently pays no outside directors' fees. Outside directors are awarded stock options for 40,000 shares each upon commencement of their office. In addition, the three incumbent outside directors have been awarded, in January 2001, stock options for 112,500 shares each, for services rendered during 2000.

Employment Agreements

         In February 1998, the Company entered into an employment agreement with Steven D. Rudnik, its current President and Chief Executive Officer, to serve as President and Chief Executive Officer of its software business for a period of five years and one month. On January 8, 1999, and in the aftermath of the Company's divestiture of its hardware product line, his position and duties were expanded to those of President and Chief Executive Officer for the Company as a whole. Base salary under the agreement is $120,000 per year with annual increases determined by the Board of Directors. The agreement also calls for the grant of certain incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein to be paid to the officer if the employment agreement is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment

         In April 1996, Magnitude, Inc. entered into an employment agreement with Joerg Klaube, its current Vice President and Chief Financial Officer In July 1999, and in the aftermath of the Company's merger with Magnitude, Inc. his position and duties were expanded to those of Vice President and Chief Financial Officer for the Company as a whole. The agreement is for a term of three years, renewing by subsequent three year terms and currently expiring April 14, 2002. Pursuant to the agreement, the officer is to receive a salary of $100,000 per year subject to annual review by the Board of Directors, and an annual bonus as determined by the Board, as well as certain benefits. The agreement restricts the officer from competing with Magnitude, Inc. for a period of two years after the termination of his employment. The agreement provides for severance compensation pursuant to a formula established therein if the employment is not renewed upon expiration of the initial or any renewal term thereof, his employment is terminated by Magnitude, Inc. other than as permitted by the agreement, or if any successor to Magnitude, Inc. after a change of control or other reorganization of Magnitude, Inc. fails to assume the agreement.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth, as of August 13, 2001, the record and beneficial ownership of common stock of the Company by each executive officer and director, all executive officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:

Title             Name and Address of                     Amount and Nature of           Percent
of Class          Beneficial Owner      Title             Beneficial Ownership (1)       of Class
--------          ----------------      -----             ------------------------       --------
Common            Steven D. Rudnik, Pres., CEO, Director       4,912,558 (2)              17.90%
Stock             John C. Duncan                                 555,000 (3)               2.40%
                  Joerg H. Klaube, CFO,                          220,000 (4)                **
                  Howard G. Siegel, VP                         1,184,250 (5)               5.07%
                  Joseph J. Tomasek, Directo                     237,500 (3)               1.04%
                  Ivano Angelastri, Director                   1,237,500 (8)               5.28%
                  Steven Gray, Director                        1,131,711 (9)               4.91%

                  Address of all persons above:  c/o the Company.
                  All Directors and Officers                   9,961,119                 32.18 %
                  as a Group (7 persons)

                  Michael G. Martin                            1,750,000 (6)              7.18 %
                  12 Tillman Ct., Bridgewater, NJ
                  Schuerch Asset Management                    2,427,144 (7)              10.02%
                  Tellstrasse  21,   St.Gallen,
                  Switzerland
                  Liechtensteinische                           3,123,040 (10)             13.05%
                  Landesbank
                  Zurich, Switzerland

** less than 1%
----------------------------
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of August 13, 2001. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.
(2) Includes options to acquire 4,085,000 shares and conversion rights for appr.750,000 shares..
(3) Represents options to acquire the same number of shares. Mr.Duncan resigned as an officer and director on May 18, 2001.
(4)  Includes options to acquire 220,000 shares.
(5)  Includes  warrants for 424,000 shares and options to acquire 318,750Shares.
(6) Includes options for 750,000 shares and preferred stock convertible into 1,000,000 shares.
(7)  Includes options and warrants for 1,604,500 shares.
(8) Includes stock options to acquire 417,500 Shares and warrants to purchase 400,000 Shares.
(9) Includes warrants to purchase Common Shares and options to acquire 187,500 Shares
(10) Includes 1,311,520 Shares underlying warrants.

                          DESCRIPTION OF CAPITAL STOCK

     Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 103,000,000 shares of capital stock, including 100,000,000 shares of Common Stock, $.0001 par value per share of which 22,616,720 were issued and outstanding as of August 13, 2001 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which: 2,500 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of August 13, 2001; 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share of which 29,300 were issued and outstanding as of August 13, 2001; 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which no shares were outstanding as of August 13, 2001, 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which 100,000 shares were outstanding as of August 13, 2001, and; 500,000 shares have been designated as Series D Senior Convertible Preferred Stock (the "Series D Stock"), $.001par value per share of which 85,557 were issued and outstanding as of August 13, 2001.

Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future. Preferred Stock

     The Board of Directors of the Company recently took action to create and authorize the issuance of (1) up to 300,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock of which 29,300 shares were issued and outstanding as of August 13, 2001 (the "Series A Stock"); (2) up to 350,000 shares of Preferred Stock designated as Series B Senior Convertible Preferred Stock (the "Series B Stock') of which no shares were outstanding as of August 13, 2001, (3) up to 120,000 shares of Preferred Stock designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") of which 100,000 shares were outstanding as of August 13, 2001, and; (4) up to 500,000 shares of Preferred Stock designated as Series D Senior Convertible Preferred Stock (the "Series D Stock") of which 85,557 shares were outstanding as of August 13, 2001.

The Series A Stock

         The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common Stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock

         The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on a par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series B Stock at any time.

The Series C Stock

         The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series C Stock at any time.

 The Series D Stock

     The Series D Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series D Stock are entitled to receive semi-annually cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock, Series B Stock and Series C Stock calculated against their respective stated value per share at the rate of 7% semi-annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series D Stock, on an equal basis with the holders of any Series A Stock, Series B Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series D Stock three years after their issuance by paying to the holders the stated value thereof, any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the stated value. Holders of the Series D Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series D Stock at any time.

Cumulative Preferred Stock

     The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of September 30, 2000, one share is issued and outstanding. The Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common Stock.

                                    BUSINESS
Background

     Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

     On June 24, 1997, the Company, extended a stock exchange offer to the shareholders of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is now referred to as Magnitude, Inc.. At the time of this submission, holders of 98.5% of Magnitude, Inc. common stock have tendered their shares. The business combination which took the form of a reverse acquisition has been accounted for as a purchase. As a result, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary ErgoManager(TM) software system.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and an ongoing contingent stream of royalty payments on OS' sales of the Proformix hardware products.

         The  Company is  currently  subject to the  reporting  requirements  of
Section 15(d) of the Securities Exchange Act of 1934. The Company has the authority to issue an aggregate of One Hundred Million (100,000,000) Common Shares, par value $.0001, and Three Million (3,000,000) Preferred Shares, par value $0.001, of which at December 31, 2000, Two Thousand Five Hundred (2,500) were designated as Cumulative Preferred Shares, par value $.001 . On January 31, 2000, the Company filed amendments to its Certificate of Incorporation, designating from its "blank check" preferred stock pool 300,000 shares as Series A Senior Convertible Preferred Stock, par value $0.001; 350,000 shares as Series B Senior Convertible Preferred Stock, par value $0.001; 120,000 shares as Series C Senior Convertible Preferred Stock, par value $0.001, and; on November 3, 2000, the Company filed an amendment to its Certificate of Incorporation, designating from its "blank check" preferred stock pool 500,000 shares as Series D Senior Convertible Preferred Stock, par value $0.001.

     As of August 13, 2001, there were outstanding 22,616,720 Common Shares, 1 Cumulative Preferred Share, 29,300 shares of Series A Stock, no shares of Series B Stock, 100,000 shares of Series C Stock and 85,557 shares of Series D Stock.

Narrative Description of Business

       Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, manufacture, and marketing of accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina

Corporation, an early stage software business which had developed an ergonomic software product that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity and prevent repetitive stress injury in the computer-related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the completion of the initial release of the proprietary ErgoManager(TM) software system. The Company's business is now focused exclusively on the further development and promotion of these and other software products. The Company has applied for several patents for its products, and has recently received a Notice of Allowance from the U.S. Patent and Trademark Office on its application relative to certain core inventions within its ErgoManager(TM) system. The Company has not yet realized material revenues from licensing its software. With new products targeted at relatively new markets the Company currently must be considered an enterprise in transition.

         As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focuses on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

         Repetitive stress injury (RSI) is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders (CTDs). One common form of RSI is Carpal Tunnel Syndrome (CTS) which can be caused by excessive typing, among other activities, and can be aggravated by deficient - in the ergonomic sense - equipment and inappropriate work habits. The carpal tunnel is a channel in the wrist where tendons and the median nerve connect the arm to the hand. Through excessive use, the tendons become swollen and pinch the nerve. RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work and medical costs.

         The Company's proprietary software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

               During 1996, the issues of repetitive stress injuries and the potential of liability to employers from the effects of carpal tunnel syndrome and other RSI's on employees were forcibly brought to the forefront of corporate consciousness through widely publicized suits involving a major computer maker. The US Bureau of Labor Statistics reported that already in 1995, there were approximately 70,000 cases of carpal tunnel syndrome and associated tendonitis, and that 25% of all injuries that result in lost work time are due to repetitive stress problems. They currently cost employers an estimated $20 billion a yea in workers' compensation claims. The federal government estimates an additional $80 billion is lost in related costs such as absenteeism and reduced productivity. Increased awareness of the health risks and associated costs led the State of California to pass OSHA Title 8 which directs qualifying employers to establish and implement a program designed to minimize RSI's. Such program shall include work-site evaluation, control of exposures which have caused RSI's, and training of employees. The Company's proprietary software products deliver a comprehensive compliance tool. In a similar pursuit, the Clinton Administration, in January 2000, proposed that on a federal level, preventive guidelines be established, and the Occupational Safety and Health Administration plans to issue pertinent regulations this year. The RSI issues in the United States are mirrored in the rest of the developed world. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

The Industry

         The Company operates in only one business segment: the development, marketing, and licensing of risk aversion and productivity enhancement software products for the computerized workplace environment. More specifically, the Company licenses highly sophisticated and proprietary software that provides computer based training, work pacing and monitoring tools, as well as a computer workstation assessment tool.

         Potential customers for the Company's products are businesses of all sizes, as well as organizations and government departments and agencies that employ many staff in computer-related functions. The software industry in general is comprised of a remarkable variety of providers, ranging from small boutique-type designers to large international corporations. The industry is characterized by great dynamics, patterns of rapid growth and well-known success stories, but also by a high degree of volatility and risk. As such, the Company with its recent transition from the more stable environment of a supplier of ergonomic (hardware) accessories, to a software house addressing a specialized market, has entered new territory. Nevertheless, its chances for success, in management's opinion, are greatly enhanced by the timeliness of the introduction of its product into an increasingly receptive market, as described above.

         The Company operates primarily in the United States of America, however, has introduced a Portuguese language version of its software products for the Brazilian market, and is preparing other language versions. The Company has not yet derived any material revenues from the licensing or sale of its software products, either domestically or in foreign markets.

Products,  Patents, Trademarks

         The Company's current primary product is a suite of seven proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). The seven software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the package enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         The system is highly customizable for management, staff and employees. All components operate on any PC or workstation running the Microsoft Windows operating system. The ErgoManager(TM) suite employs the International RULA (Rapid Upper Limb Assessment) standard for compliance with California OSHA Title
 The seven modules are described as follows:

ErgoSure : A postural risk-assessment tool that records how an employee is working; it determines injury potential and suggests improvements. It also can be used to evaluate workstation alternatives prior to purchase.

ErgoSentry(TM) : Employing patent-pending algorithms that measure rest against work in real time, the non intrusive program informs users when to break from high-risk trends (thresholds definable by the user or corporate safety officer) when keyboarding or using a mouse. ErgoSentry also includes an "ErgoPak" video or slides that depict correct workstation setup, posture and repetitive stress-reducing exercises. Surveyor(TM) : An electronic surveyor used by management to gather macro-information about employee populations and to gain a clear understanding of equipment usage, discomfort and comfort patterns, workstation configurations and employee habits.

UserNotes(TM) : An easy, effective means for employees to report workplace discomfort so staff can address certain issues earlier, at lower cost and with greater likelihood of success. UserNotes encourages a proactive approach.

Guardian : Captures the frequency of mouse clicks and activation of individual keys, over time. It also can be used in a review process to assess attributes such as ease-of-use among competing applications. Guardian also is a good training tool. By measuring before-and-after results, Guardian can be used to determine the type of training program needed, measure each program's effectiveness and highlight needed improvements.

ErgoQuiz: An electronic testing system and awareness-building tool that measures employees' understanding of ergonomic principles.

ErgoManager(TM) Analyzer: A comprehensive report writer and analysis tool for manipulating, interpreting and evaluating the data collected in the ErgoSentry module - on the workstation-, department-, and company level.

         In addition to the trademarks shown above which are owned by the Company, Magnitude has applied for other product designators to be afforded trademark protection, and has filed US Patent Application for certain design principles underlying several of its proprietary software products, including a patent application for its newest product, a new class of usage tracking and data collection software that is directed towards e-commerce and a wide range of other Internet related applications. There can be no assurance, however, that such patents will be granted or, if granted, that a third party will not design products which perform the same or similar functions as the Company's products, using technology other than that covered by the Company's patents.

Patents and New Products

ErgoSentry - Patent Allowed:

         A patent was issued to the Company on May 16, 2000 by the United States Patent and Trademark Office. The patent covers various innovations including a proven approach that helps computer users manage their activity to improve productivity and reduce the risk of repetitive motion injuries

ErgoPal Introduced, Patent Pending:

         New patent-pending ErgoPal software -- a work pacing tool that helps users mitigate health risks and improve their productivity by gently alerting them to increases in stress and fatigue which are occurring before they realize it.

eFuel Announced, Patent Pending:

         New patent-pending technology powering consumable software, web-sites and deliverable content. eFuel can be used as an e-Commerce currency provided in exchange for user information on their computer usage both online and offline. Users build up rewards to apply towards product and service purchases.

Business Strategy

         The most important prospective customers for the Company's products are medium and large companies, organizations, and governmental departments and agencies that have a relatively large staff working in computer-related functions. These entities not only are more cognizant of the health risks and negative effect on productivity associated with many of the traditional tools of the computerized workplace and therefore tend to be more receptive to new remedial solutions and alternatives based on the science of Ergonomics, but also have a significant exposure in terms of legal liabilities if they fail to act addressing these potential risks. On an on-going basis, the increasing costs of Work Comp insurance creates a growing incentive to deal with the underlying causes.

         With its new proprietary ergonomic software the Company offers a comprehensive and effective tool for corporate clients to address the three major issues involved: (a) employee wellness, (b) cost containment and productivity enhancement, and (c) potential legal liabilities. While certain portions of the ErgoManager(TM) software suite have been previously marketed as individual modules, the release to the market, in November 1998, of an overall integrated solution in form of the ErgoManager(TM) system constituted a novel approach.

         Since that time, the product has been installed by a rapidly growing number of corporate and institutional clients. Typically, in view of the new-ness of product and market, such client initially purchases a license for a "pilot version" of the software, functionally complete but limited to a smaller number of users. After undergoing a process of familiarization and evaluation the client is expected to upgrade to the intended ultimate number of users which, by definition, should encompass all personnel exposed to the above described risks. Many tests and evaluations by third parties have confirmed to the Company's satisfaction that its product is mature, stable, and effective. It is with a high degree of confidence, therefore, that the Company expects many of the ongoing trial installations to lead to larger enterprise orders and, thereby, to the targeted revenue stream. The key to economic success therefore lies in a comprehensive marketing approach that carries the Company's message to the largest possible number of prospective clients. Since its own financial resources are limited, the Company embarked on a strategy to seek marketing partnerships with entities and individuals in the risk management industry. An important milestone was reached when the Company, in the fall of 1998 entered into a joint venture agreement with AON Ergonomic Services, a division of AON, one of the largest insurance services companies in the world, to market the ErgoManager(TM) system. This agreement was renewed and expanded in July 1999. In January 2000, Anderson Consulting LLP and the Company entered into an agreement whereby Anderson will include the Company's products in their prestigious "Ideas Exchange" showcase. This agreement is of special significance because it will introduce the Company to a potentially large audience of key corporate clients. During the second quarter, 2000, the Company entered into joint marketing and distribution agreements with Automated Systems, Inc.. ("ASI"), a well-known, high-level systems integrator based in Chicago, and Protegrity Services, Inc., one of the largest, privately held workers' compensation companies in the United States, serving approximately 18,000 business customers in 17 States.

         The Company intends to continue developing strategic marketing relationships with leading business consultants, to broaden its distribution channels to include tiered marketing arrangements, and to strengthen its direct sales force and support organization, thereby focusing on a marketing approach which emphasizes the advantages that accrue to a business from the unique combination of risk management and productivity enhancement tools provided by ErgoManager(TM).

Research and Development

         Since early 1998 the Company has invested considerable resources in the further development of the overall ErgoManager(TM) system and the integration of certain software assets acquired pursuant to the agreements with Rolina Corporation and Vanity Software Publishing Corporation (see "Narrative Description of Business"), and in further enhancements to the products. Also during this time, a complete set of new and necessary documentation and marketing collateral was created. In late summer, the first official version of ErgoManager(TM), Version 1.78, was released, followed in October 1998 by Version 2.12., and in April 1999 by Version 3.05. The Company has scheduled Version 4.0 for release later this year.

         The Company has expensed all expenditures related to the above efforts. Such expenses totaled $162,600 for the year ended December 31, 1999, and $130,460 for the year ended December 31, 1998.

Major University Study

         Alan Hedge, Phd,, Professor of Ergonomics at Cornell University, in collaboration with Scott J. Evans, Manager of Facilities and ESH at Lockheed Martin Enterprise Information Systems, authored a Cornell University study testing the effects of using "ErgoManager", the Company's ergonomic management system ("EMS"), an ergonomic work pacing software, on 56 Lockheed Martin computer software programmers at that company's Orlando, Florida facility (the "Study"). Professor Hedge serves as the Chairman of the Company's Ergonomics Advisory Board and is a shareholder of the Company. In accordance with the policy of Cornell University, neither the results of the Study nor the fact of its publication, constitutes an endorsement by Cornell University of the Company's ErgoManager or EMS software products used in the Study.

         The performance of the 56 studied-test participants was passively monitored using the EMS software for four weeks to establish a baseline, without activating the ErgoManager's icons at rest break capabilities. Following this initial four-week period, the full capabilities of ErgoManager were activated for all participants and their work performance was monitored for a further four-week period. Full activation permitted the EMS software to coach users to take periodic microbreaks throughout the workday depending upon their work rate.

         The results of the Study displayed a significant 59% improvement in work accuracy following the activation of ErgoManager and the EMS software. The Study further disclosed that there was no difference in total keystrokes or in mouse use during either the initial four-week baseline period or the following four-week ErgoManager activation period, confirming previous research showing that alerting keyboard users to take more short rest and break periods did not impair their overall keystroke and mouse use but did improve their work accuracy. The Study proposed that further studies of this type of ergonomic workflow software could prove useful and beneficial in evaluating the effects of microbreaks on participants who are experiencing musculoskeletal problems and in quantifying the performance benefits of this software for a larger number of workers over a longer period.

         Economic analysis showed that in this Study the performance benefits alone that accrued from using ErgoManager's ergonomic work pacing software would operate to provide a return on investment in less than one-week.

Competition

Competitive pressures come from other ergonomic software products. The key to ErgoManager winning the business appears to be finding someone at the prospective client who understands ergonomic issues and can appreciate why ErgoManager is a superior product.

The Company has ascertained, based on customer comments, that the Company's market share lead gives it the opportunity to be first to dominate this market niche. However, this market is in its infancy and there are no real competitors
- higher or lower in cost compared to Magnitude - executing substantial marketing communications. Magnitude is left to finance and develop the market on its own.

The relatively small size of the existing marketplace , Magnitude, and its competitors provides a window of opportunity for companies with substantial resources to quickly enter and dominate the market, should they determine or suspect rapid growth. While such a move could lessen Magnitude's opportunity to be the overall market leader, it would greatly benefit the Company by drawing attention to and building the market.

From a  marketing  and sales  perspective,  Magnitude  and its  products  do not currently have significant competition. There are several first and second-generation keystroke counters and egg timers but they do not provide the end user and the employer with the requisite compliance and usability that ErgoManager brings to the table. In all comparisons, ErgoManager provides more features and better performance than competitive products. The differences between ErgoManager and competing products are substantial.

At this time, there is no significant competitor offering a product suite of features comparable to ErgoManager. A number of competing products offer rudimentary reporting capabilities. Magnitude's ErgoSentry is the only Third Generation Workpacing software available today.

Seasonality and Dependency

         The industry segment in which the Company does business is not seasonal. The Company's software related revenues until now have consisted primarily of smaller orders for pilot projects and field tests. The Company's future success is dependent upon its ability to follow up on such initial orders with enterprise-wide contracts where corporate clients introduce the Company's software products across the entire spectrum of computer workplaces throughout their company or certain divisions. There can be no assurance that the Company will succeed in doing so, or if it does succeed, that its business will generate enough revenues during the coming periods, in a timely manner and sufficient in scope, to finance and support the Company's planned future growth as expected by management.

License Agreements

         On December 1, 1997, the Company entered into a two year Software Distribution and Option Agreement with Cornell Ergonomics Inc., a Delaware corporation, pursuant to which it is licensed on an exclusive basis, to distribute and sub-license a certain software product known as "ErgoSure" which the Company currently markets in conjunction with its own proprietary software products. On January 15, 2000, the Company acquired full title and ownership to that product.



                                    EMPLOYEES

         As of June 30, 2001, the Company employed 13 persons, of whom six were primarily engaged in research and development and software support activities, seven were primarily engaged in sales and marketing, and five in general administrative and clerical functions. The Company has no collective bargaining agreements with its employees.

                                   PROPERTIES

         On March 15, 2000, the Company entered a five year lease for approximately 6,000 square feet of office space at 401 State Route 24, Chester, New Jersey, and relocated its operations during April, 2000. This lease agreement calls for monthly rental payments of $6,500 with nominal increases after years No. 2, 3, and 4.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS

         The financial information presented below is derived from the financial statements of the Company and should be read in conjunction with the financial statements and notes thereto as presented in our reports on Form 10-KSB for the year ended December 31, 2000, and on Form 10-QSB for the three and six months periods ended June 30, 2001, both of which are incorporated herein by reference.

         The financial data are those of Magnitude Information Systems, Inc. including the operations of Magnitude, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

SELECTED FINANCIAL DATA

Balance Sheet                                                                          December 31,
                                                                              2000                       1999        .
                                                                       -----------------         ------------------
         Total assets ..................................                $   2,168,199             $   2,220,223
         Current liabilities ...........................                      917,658                 4,465,413
         Long-term debt ................................                      381,008                    35,755
         Working capital (deficit) .....................                       24,302                (3,541,257)
         Shareholders' Equity (deficit) ................               $      869,533             $ (2,280,945)


Statement of Operations                                                For The Year Ended December 31,
                                                                              2000                     1999        .
                                                                         ------------            -----------------
         Total revenues ...................................            $      646,635             $      263,553
         Operating loss ...................................                (3,546,457)                (2,642,989)
         Loss before extraordinary items ..................                (3,627,149)                (2,882,322)
         Net loss .........................................                (3,515,473)                (2,391,948)

         Net loss per common share ........................            $        (0.25)            $        (0.28)
         Number of shares used in computing
         per share data ...................................                 14,793,682                 8,486,443

Summary

         Fiscal Year 2000 was crucial in the Company's efforts to open up the emerging new market of ergonomic productivity software - a highly specialized but rapidly growing niche market. Recent Federal OSHA ergonomic regulatory activity and the preceding and ensuing political struggle gave high visibility to the health problems associated with ergonomically deficient workplace environments and procedures and work habits, with a specific emphasis on computer-use related repetitive stress injuries which result in huge remedial costs and productivity losses - the exact area specifically addressed by the Company's software products.

         2000 was also the year when the Company achieved major milestones in several areas - the introduction of new enhanced products, first major sales in several market segments, the grant of patent protection for key aspects of its software products, the completion of an important scientific study that validates key assumptions underlying the functionality of the Company's premier product - the ErgoManager(TM) software system.

         Products:

         During the summer of 2000, Version 4.0 representing major enhancements to the ErgoManager(TM) System was released to the market. Numerous important feature enhancements and extensive design changes in the user interface and the monitoring programs, coupled with new 32-bit client software, provide for increased functionality and state of the art design. In addition, the Company issued test versions of its new ErgoFUN! Ergonomic Software which was specifically designed to teach children proper work habits when using computers, and finalization of the first version of the Company's proprietary "eFuel" application.

         Key Strategic Partnerships:

         During the year, the Company added depth to its strategic partnership and marketing programs by negotiating new or expanded agreements with several co-marketing partners and resellers that have access to or specialize in health related enterprise software markets. With respect to the Government area, the March 2000 award of a GSA contract will facilitate entry into one of the most important market segments and has already resulted in a larger order from a Government client.

         Expansion of Client Base and First Sales Success':

         The most promising clients are medium size to large companies, Government agencies and organizations that employ a large staff in the data entry or general computer related work environment, are cognizant of the potential gains in productivity associated with preventive action and sensitive to the health risks and liability potential arising out of unattended workplace deficiencies, and are prepared to make the necessary investments in a remedial and preventive solution such as offered by the ErgoManager(TM) System. During 2000, the Company succeeded in converting pilot programs into department- or enterprise-wide installations in several areas that represent important "firsts": the first enterprise-wide installation within the Federal Government (Defense Threat Reduction Agency); the first department-wide installation within a State Government (California State Controller's Office); the first company-wide installation in a larger business enterprise (21st Century Insurance Co.). Our largest contract to-date, for approximately $217,000, was received from the California State Compensation Insurance Fund, in the fall of 2000. Other significant orders include, during the first quarter 2001, a contract from Lockheed Martin for software and support services aggregating approximately $140,000.

         Recapitalization and Debt Restructuring:

         As explained in more detail below, during 2000 management continued its efforts to find new equity capital for financing the Company's ongoing operations and the market introduction of its new software products, and was successful in attracting approximately $4.2 million in new equity funding, as well as converting substantial amounts of debt into equity. These transactions resulted in significant improvements to the balance sheet of the Company. Results of Operations for the Year Ended December 31, 2000

         For the year ended December 31, 2000, the Company had revenues of $646,635 which represents a 145% increase over 1999 sales which totaled $263,553.

         Gross  profits  amounted to $483,916  for a 74.8% gross  margin  (1999:
35.5%). Gross profits are burdened with a fixed charge for amortization of software investments. Software assets underlying the Company's products are being amortized on a straight line over 10 years, resulting in a level charge of approximately $12,000 per month to cost-of-goods-sold. Owing to the fact that variable cost-of-goods-sold expenses are in the vicinity of only 5%, the gross margins increase significantly with larger revenues, as shown in the comparative figures for the last two years. After deducting selling -, research -, and general and administrative expenses of $4,030,373 which increased sharply from the $2,735,721 recorded in 1999, the Company realized an operating loss of $3,546,457, compared to an operating loss of $2,642,989 in 1999. Non-operating income exceeded expenses by $192,368 and include $158,548 net interest expense and $84,191 in non-recurring income including an extraordinary credit of approximately $60,000 for dissolution of certain prior year accruals. The Company also realized an extraordinary gain of $122,044 from the sale of net loss carry-forward tax credits pursuant to New Jersey Emerging Technology and Biotechnology Financial Assistance Act. The year concluded with a net loss of $3,515,473. After accounting for dividend accruals on outstanding preferred stock which totaled $201,054, the net loss applicable to common shareholders was $3,716,527 or $0.25 per share, compared to a loss of $2,391,948 or $0.28 per share for the previous year.

         The relatively large increase in operating expenses is the result of the Company's intensified efforts to create awareness in the marketplace for its software products. These products represent direct and proven solutions for the increasingly publicized challenges to business and government employers resulting from the epidemic growth in repetitive stress injuries to employees in the computerized work environment. The Company's products, however, do not merely represent a remedial tool for employee well-being and risk management but
- as important - give rise to increased productivity, as supported by several studies. To convey this message to the business community, the Company during the year invested substantial financial and personnel resources in promoting its name and products, through increased participation in trade shows, radio and TV advertising, dissemination of printed matter and other channels. In addition, it significantly expanded its direct sales force and supporting infrastructure. These efforts came with a price tag in form of a $1.3 million or 47% increase in operating expenses, notably in the areas of marketing and promotional expenses which in total increased from $136,000 in 1999 to $749,000 in 2000. Other expense categories which experienced larger increases were outlays for research and development that were entirely expensed, and legal expenses, the latter primarily in connection with the negotiations and documentation of expanded financing activities, the preparation and filing of registration statements with regulatory authorities and - among others - the Company's annual meeting of stockholders. Marked increases in G&A expenses were furthermore incurred in the areas of computer and travel expenses and shareholder and investor relations. Management is committed to review the merit of all activities with respect to cost/benefit relations on an on-going basis and exercise due diligence in day-to-day operations with the goal of reducing all non-critical expenditures.

Results of Operations for the Three and Six Months Periods Ended June 30, 2001

         After receiving - during the first quarter in 2001 - a major software contract from a Fortune 100 large industrial business concern, Magnitude during the second quarter signed major distribution and licensing agreements with two distributors in Florida and in Europe, valued at $409,000. While the Florida agreement contributed to revenues already during the quarter, the Company deferred revenue recognition on the other transaction (see "Deferred Revenues" in Notes to Financial Statements). These contracts re-affirmed the Company's ErgoManager(TM) software product as the premier software solution for improving the quantity and quality of computer data input work through application of ergonomic principles. Several pilot studies have shown a statistically significant improvement in work accuracy following implementation of the software. Pilot project installations are designed to impart credibility and awareness of the product's unique potential in the areas of productivity enhancement and risk reduction with respect to repetitive stress injuries in the office environment. Pilot projects involving smaller numbers of employees also provide a potential client with an opportunity to test the software's utility and reliability, systems and network friendliness, and staff acceptance without incurring the perceived and sometimes real risk associated with installing a new product on an enterprise-wide scale. Management assigns great importance to this purchase and expects other current pilot installations to mature into enterprise-wide contracts in the upcoming quarters.

         Revenues for the quarter ended June 30, 2001, increased to $290,411 compared to $247,981 for the same period in 2000 and $202,522 for the first quarter, all such revenues generated by the Company's wholly owned subsidiary Magnitude, Inc. from the licensing of the Company's proprietary ErgoManager(TM) software and related maintenance and support services. The revenue figure for the quarter, however, represents a significant concentration on one customer with whom the Company entered into an exclusive regional distribution agreement and who accounted for approximately 80% of total revenues. The terms of the resultant purchase contract furthermore provide for extended payment terms so that the Company will realize cash receipts only in installments through 2002 (see "Receivables due after 12 months" in Notes to Financial Statements). Revenues for the six months period ended June 30, 2001, totaled $492,933 compared to $348,003 in the first half of 2000. Gross profits during the quarter totaled $248,200 for a 85% gross margin. The gross profits are burdened with a fixed charge for amortization of software investments. Software assets underlying the Company's products are being amortized on a straight line over 10 years, resulting in a level charge of approximately $13,000 per month to cost-of-goods-sold. Since variable product costs are low, the gross margin is expected to further increase as revenues grow. After deducting selling expenses and general and administrative expenses totaling $966,316 the Company realized an operating loss of $718,116, compared to an operating loss of $784,565 for the second quarter in 2000. Non-operating expenses totaled $18,968 primarily in form of interest expense. The net result for the quarter, after accounting for dividends paid and accrued on the Company's outstanding preferred stock, was a loss of $790,364 or $0.04 per share, compared to a loss of $859,117 or $0.06 per share for the same period last year. The six month' result was a loss of $1,708,349 in 2001, and a loss of $1,659,375 in 2000.

         Operating expenses continue to be high relative to revenues. In management's opinion, however, they represent close to a practical minimum necessary to maintain the Company's presence on the marketplace. Moderate savings vis-a-vis prior quarters were achieved in selling expenses where the quarterly total decreased from $378,259 in 2000 and $421,482 in the first quarter of this year, to $328,126 for the reporting period. A reduction in certain non-critical marketing programs was the primary reason for these decreases. Some of these savings, however, were offset by a small rise in general and administrative expenses, at the rate of 5%, over the comparable periods last year.

         The increase in bookings and revenues during the second quarter, as mentioned above, is entirely founded in reseller agreements which constitute a new distribution channel for the Company's products. This channel is expected to grow into a major revenue and profit contributor during the next twelve months, and management is presently in negotiations with several other primarily overseas - distributors to expand in this area. Success if measured in terms of current revenues, in the core B2B business segment that focuses on domestic medium and large companies with the goal of installing enterprise-wide solutions has not been apparent in the second quarter. Sales cycles for such larger contacts are long and somewhat unpredictable, and the conclusion of any major contract will significantly impact any given quarter's results. Management is confident that its current sales approach remains valid and will result in tangible revenue improvements during the upcoming quarters.

         As a result of the slower than initially forecasted growth in the B2B sector, the quarter concluded with a significant loss that cut further into the Company's financial resources. A partial replenishment of these resources came in the form of new working capital provided by private investors, however, the amounts obtained were not sufficient to entirely offset the negative cash-flow from operations, and came at the cost of occupying a growing part of management's time and efforts. Since revenues from the licensing of software do not yet cover operating expenses, and are not expected to do so in the immediate future, the Company will continue to depend on new capital infusions to be able to operate and pursue its marketing goals.


Liquidity and Capital Resources

Capital Transactions during 2001 and Present Situation:

         The cash outflow from losses during the first and second quarters could be partially compensated by new equity investments through equity subscriptions by accredited investors who purchased the Company's common and preferred stock in a series of private placements. Such transactions contributed approximately $675,000 in cash. The remaining shortfall was partially covered by short-term cash advances from related parties, in the aggregate amount of $230,000. These receipts were not sufficient to stem a further erosion of working capital which declined from a small positive balance at the end of 2000 to negative $905,000 at June 30, 2001.

         In June, 2001, the Company entered into a consulting agreement with Rodman & Renshaw for the purpose of introducing the Company to institutional lenders and investors. In addition management is presently in discussion with several private lenders and investors with the goal of securing a larger infusion of equity or debt capital. The outcome of these discussions and the timing for any resulting capital inflows can not, however, be predicted with certainty at this time, and there can be no assurance that the necessary capital for an orderly continuation of the Company's business and redemption of liabilities will be obtained in a timely fashion. Should the Company be unable to successfully complete such financing transactions we may have to severely curtail operations.

         At the time of this submission, the Company had no bank debt. At June 30, 2001, its short-term liabilities, aside from trade payables and accruals, consisted of certain notes and loans aggregating approximately $500,000 of which $372,500 are owed to certain officers and directors of the Company in form of demand notes (see "Related Party Transactions"). All of the long-term debt of approximately $275,000 was owed to the chairman and chief executive officer and evidenced by a promissory note maturing in 2002. Owing to present liquidity constraints, the Company is currently in arrears with approximately $80,000 in accrued unpaid dividends.


Capital Transactions during 2000:

         During 2000, the Company effected. a series of financing transactions which added in the aggregate approximately $4.2 million in equity capital in the form of cash throughout the year. This was augmented by the conversion of $2.4 million current liabilities into equity and the restructuring of an additional $375,000 short-term liabilities into long-term debt. The new equity placements were consummated by issuance of common stock and convertible preferred stock, the latter carrying a 7% annual cumulative dividend, to accredited private investors in the US and overseas. Most investments were in the form of "unit" purchases, comprised of the before mentioned classes of stock and warrants for the purchase of common stock. Details of such transactions can be found in the "Changes and Issuance of Securities" sections in the Company's reports on Form 10-QSB during the year, as well as in the pertinent section of this report.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


                  In January 2000 the former Chairman and the Company entered into an agreement pursuant to which he resigned as a director and officer. The agreement provided, among other things, for (i) the termination of his employment agreement; (ii) the conversion of cumulative preferred stock with a face value of $900,000 and a convertible promissory note in the amount of $351,060 into (a) 900,000 shares of common stock of the Company and (b) 100,000 shares of Series C Senior Convertible Preferred Stock with a face value of $900,000; (iii) a restrictive covenant for which the Company will pay a monthly fee in the amount of $5,555 over a 36-months term; and (iv) certain redemption privileges relating to the Series C Senior Convertible Preferred Stock.

         In February 2000, the President and Chief Executive Officer exercised a put option for 155,556 shares of common stock issued in connection with the 1998 acquisition by the Company of Rolina Corporation which exercise resulted in a $374,890 current liability to the Company. On March 31, 2000, the Company and the President agreed to convert this current liability payable into a long-term obligation maturing March 31, 2002 which among others provides for a right to the holder to convert such obligation into common stock of the Company.

         Between July and November 1999, an individual who in January 2000 joined the Company in the capacity of Vice President for Shareholder Relations, invested an aggregate $450,000 in the Company against issuance of convertible promissory notes and warrants for the purchase of 900,000 common shares. In February 2000, these promissory notes were converted into 900,000 common shares.

         On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation maturing June 30, 2001, which among others provides for a right to the holder to convert such obligation into common stock of the Company (see ""ong-term debt"".

         During the first quarter 2001, several officers and directors of the Company extended cash advances totaling $120,000 to the Company, accruing interest at the rate of 7% per year. These advances are repayable upon demand.

                                 TRANSFER AGENT

         The transfer agent for the Company is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                  ANNUAL REPORT

         The Company  intends to continue  its  practice  of  furnishing  annual
reports  to  its  shareholders   containing   financial  statements  audited  by
independent certified public accountants.

                      MAGNITUDE INFORMATION SYSTEMS, INC.
                          INDEX TO FINANCIAL STATEMENTS



MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES

         Unaudited Consolidated Financial Statements for the three months ended June 30, 2001.

         Audited Consolidated Financial Statements as of December 31, 2000 and for the years ended December 31, 2000 and 1999.

         Audited Consolidated Financial Statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                                    June 30, 2001
ASSETS
     Current Assets
     Cash  ...........................................................          $         6,106
     Accounts receivable, net of allowance for
        doubtful accounts of 72,111 ..................................                  288,205
     Miscellaneous receivables........................................                   25,000
     Due from officer ................................................                   19,500
     Inventories .....................................................                    2,260
     Deferred tax asset...............................................                  122,044
     Prepaid expenses ................................................                  240,537
                                                                                        -------

        Total Current Assets .........................................                  703,652
     Receivables due for payment after 12 months......................                  251,562
     Property, plant and equipment, net of accumulated
        depreciation of $191,650......................................                   88,987
     Software, net of accumulated amortization of $495,541 ...........                1,011,749
     Other assets ....................................................                   23,229
                                                                                    -------------
TOTAL ASSETS .........................................................                2,079,179
                                                                                      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
     Accounts payable and accrued expenses ...........................                  824,297
     Deferred revenue.................................................                  234,539
     Dividends payable ...............................................                  124,233
     Prepayments received ............................................                        0
     Loans and notes payable .........................................                  472,500
     Current maturities long-term debt ...............................                   33,529
     Current maturities lease obligations ............................                    7,440
                                                                                   -------------
        Total Current Liabilities ....................................                1,696,538
     Long-term debt, less current portion ............................                  274,890
     Lease obligations, less current portion .........................                    6,118
                                                                                   -------------
TOTAL LIABILITIES .....................................................               1,977,546

STOCKHOLDERS' EQUITY
     Preferred Stock, $0.001 par value, non-voting, 3,000,000 shares authorized:
     2,500 shares have been designated Cumulative Preferred Stock,
     of which 1 share is issued and outstanding ...............................               0
     300,000 shares have been designated Series A Convertible Preferred Stock,
     350,000 shares have been designated Series B Convertible Preferred Stock,
     120,000 shares have been designated Series C Convertible Preferred Stock,
     500,000 shares have been designated Series D Convertible Preferred Stock,
     of which a combined total 225,957 shares are issued and outstanding                    226
     Common Stock, $0.0001 par value, 100,000,000 shares authorized,
     21,607,109 shares are issued and outstanding.............................             2,161
     Additional paid-in capital ...............................................       16,822,135
     Accumulated deficit ......................................................      (16,722,889)
                                                                                     ------------
TOTAL STOCKHOLDERS' EQUITY.....................................................          101,633

TOTAL LIABILITIES AND EQUITY .................................................  $      2,079,179
                                                                                       ==========

                 See notes to consolidated financial statements

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                           Three Months Ended                Six Months Ended
                                                                June 30,                         June 30,
                                                           2001            2000             2001            2000
                                                         ----------     ----------     ------------    -----------

Total Revenues......................................  $    290,411   $    247,981        492,933          348,003

     Cost of Goods Sold ............................        42,211         43,720         81,042           84,654
                                                       -------------    -----------     ------------    ----------
Gross Profit .......................................       248,200        204,261        411,891          263,349

     Selling expenses ..............................       328,126        378,259        749,608          605,079
     General & administrative expenses .............       638,190        610,567      1,206,194        1,132,853
                                                        -----------      ----------     ------------    -----------

Operating Income (Loss) ............................      (718,116)      (784,565)    (1,543,911)      (1,474,583)

     Miscellaneous income ..........................             0              0              0           14,048
     Interest expense, net..........................       (18,968)       (23,264)       (33,231)        (132,843)
     Miscellaneous expenses ........................            (0)        (3,201)            (0)          (1,149)
                                                        -------------   -----------       --------       -----------
Non-Operating Income (Expense) ....................        (18,968)       (26,465         (33,231)       (119,944)
                                                        -------------   -----------       ---------      -----------
Net Loss before taxes..............................       (737,084)      (811,030)      (1,577,142)    (1,594,527)

     Provision for income taxes....................              0              0                0              0
Net Loss ..........................................    $  (737,084)   $  (811,030)     $(1,577,142)   $(1,594,527)
                                                         =========       ========         ========     ===========

Dividends .........................................         53,280         48,087          131,207         64,848


Net Loss after Dividends ..........................    $  (790,364)    $ (859,117)    $ (1,708,349)   $(1,659,375)

Loss per Common Share .............................    $     (0.04)    $    (0.06)    $      (0.09)   $     (0.12)
                                                           ========       ========         ========        ========
Weighted Average Number of
     Common Shares Outstanding ...................      21,558,223     15,194,570       18,651,908      14,026,451








                 See notes to consolidated financial statements

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                     Six Months Ended June 30,
                                                                                   2001                     2000
                                                                                   ----                     ----
Cash Flows from Operating Activities
     Net income (loss) ..............................................           $(1,577,142)            $ (1,594,527)
     Adjustments to net income (loss)
        Depreciation and amortization ...............................               102,018                   98,200
        Stock and debt issued for expenses...........................                27,388                  191,667
        Disposition of certain assets /liabilities...................                     0                    1,122
        Dividend payments............................................               (14,003)                 (26,250)
     Decreases (increases) in Assets
        Accounts receivable .........................................              (192,295)                (260,275)
        Miscellaneous receivables....................................                22,196                   14,872
        Inventories .................................................                   240                      215
        Prepaid expenses ............................................               113,280                  (57,432)
        Other assets ................................................                 1,200                  (25,050)
     Increases (decreases) in Liabilities
        Prepayments received........................................                      0                    5,000
        Deferred revenues...........................................                207,220                   19,410
        Accounts payable and accrued expenses ......................                237,043                  (72,447)
                                                                                --------------        -----------------
Net Cash Provided (Used) by Operating Activities                                 (1,072,855)              (1,705,495)

Cash Flows from Investing Activities
     Purchases of equipment and fixtures ...........................                   (944)                 (51,860)
     Disposition of equipment and other assets .....................                      0                    3,358
                                                                                --------------       -----------------
Net Cash Provided (Used) by Investing Activities                                       (944)                 (48,502)

Cash Flows from Financing Activities
     Proceeds from notes payable ...................................                 397,500                       0
     Repayment of loans and notes ..................................                 (46,000)               (444,534)
     Reclassification of long-term debt ............................                (100,000)                     (0)
     Issuance of preferred stock....................................                 145,004               1,800,083
     Issuance of common stock ........... ..........................                 645,700                 550,000
                                                                                --------------           ------------
Net Cash Provided (Used) by Financing Activities                                   1,042,204               1,905,549
Net Increase (Decrease) in Cash ....................................                 (31,595)                151,552
Cash at Beginning of Period ........................................                  37,701                 249,569
                                                                                --------------           ------------
Cash at End of Period ..............................................            $      6,106       $         401,121
                                                                                =================      ================









                 See notes to consolidated financial statements

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001

DESCRIPTION OF BUSINESS

         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         Our primary product is an integrated suite of proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury
         (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

BACKGROUND

     On June 24, 1997, the Company, extended a stock exchange offer to the shareholders of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is now referred to as Magnitude, Inc. At the time of this submission, holders of 99.4% of Magnitude, Inc. common stock have tendered their shares. The business combination which took the form of a reverse acquisition has been accounted for as a purchase. As a result, the Company and
          Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary ErgoManager(TM) software system.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and certain royalty payments on OS' sales of the Proformix hardware products.
         .

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001

NARRATIVE DESCRIPTION OF INDUSTRY AND MARKET

         Magnitude Information Systems, Inc. is a pioneer in the Ergonomic Productivity Software (EPS) market. With ErgoManager(TM), an interactive suite of Windows(TM) software products, Magnitude has developed and delivered the first integrated systems approach to computer ergonomics. Our patented proprietary software products provide business and government employers with a complete system for the evaluation and management of ergonomic and productivity risk factors with respect to the use of computers in the office environment. ErgoManager(TM) is designed to help employers minimize preventable Repetitive Stress Injuries ("RSI") and enhance productivity through:

         -- Real-time monitoring of keyboarding activities to ensure proper posture and work pacing.
         -- Pro-active dialogue with at-risk employees, including surveys and training in the best practices for wellness and productivity.
         -- Strategic profiling and the management of computer use throughout an organization to employ best practices and to measure health, safety, and performance results.
         -- Computer workstation assessment tools.

         We have received a patent from the U.S. Patent and Trademark Office on our application relative to certain core inventions within its ErgoManager(TM) system and we have applied for several more patents for our products.

         As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focus on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

         Repetitive stress injury (RSI) is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders (CTDs). RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work and medical costs. The Company's software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

         A new study released in January 2001 by the National Academy of Sciences, originally commissioned by Congress and produced by the National Research Council, finds that work-related back, hand and wrist injuries affect about 1 million U.S. workers every year. The total cost of the resultant disorders is between $45 billion and $54 billion in compensation, lost wages and lower productivity. Increased awareness of the health risks and associated costs led the State of California several years ago implemented an ergonomic regulation which directs qualifying employers to establish and maintain a program designed to minimize RSI's. Such program shall include work-site evaluation, control of the exposures that have caused RSI's, and training of employees. State agencies and employers in California face fines of up to $25,000 per incident for violating these regulations. The State of Washington adopted similar regulations in 2000, and other states have indicated a willingness to follow suit. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001

GOING CONCERN

     The ability of the Company to continue its operations is dependent on increasing sales and obtaining additional capital and financing. In their report for the fiscal year ended December 31, 2000, our auditors had expressed an opinion that, as a result of the losses incurred and the relative lack of working capital, there was substantial doubt regarding our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. During the last year and the first two quarters in 2001 the Company has relied on the private placement of its common and preferred stock to fund its operations. Management's plans are to continue seeking additional working capital
     through  equity  and  debt  placements   with  private  and   institutional
     investors.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiary Magnitude, Inc. All significant inter-company balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods that are stated at the lower of cost (determined by the first-in, first out method) or market.

     Depreciation and Amortization
         Property,  plant and  equipment are recorded at cost.  Depreciation  on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years. Maintenance and repairs are charged to operations as incurred. Software assets are amortized on the straight-line method over 10 years.

     Securities Issued for Services
         The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

         when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal deferred tax asset for the year ended December 31, 2000. For state income tax purposes, a partial valuation allowance has been offset against the related state deferred tax asset for the year ended December 31, 2000.

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share" is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue from the licensing of our proprietary software products is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection. In determining the amounts to be recognized, we follow the guidelines established by SEC Staff Accounting Bulletin SAB 101 and Statement of Position (SOP) 97-2. Revenue from software maintenance contracts and services are recognized ratably as earned.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEFERRED TAX ASSET

         During 2000, the Company had filed an application with the New Jersey Economic Development Authority who administers the current New Jersey Tax Certification program pursuant to the New Jersey Emerging Technology and Biotechnology Financial Assistance Act to qualify for and be the beneficiary of this program which will permit a participant to liquidate its State NOL tax benefits against cash considerations. The Company has been accepted under this program and has been issued tax transfer certificates which will, upon liquidation, result in a cash benefit in the amount stated.

PREPAID EXPENSES

         Prepaid  expenses  include a position  of  $210,789  resulting  from an agreement in February 1998 with BNN Business News Network Inc., a nationwide media advertising and radio network company, whereby the Company purchased advertising time to be utilized on stations associated with Business News Network Inc., usable over a period of three years, since then extended, and aggregating $900,000 in retail value, against issuance of 150,000 new and restricted common shares. The services purchased were capitalized at the then fair market value of the stock issued, for a total of $375,000. The resulting asset is being amortized as utilized. Management believes that the Company will derive economic benefits commensurate with the remaining value of this asset. If management were to determine that it may not be able to economically utilize the entire amount during the time allotted, it will effect an accelerated amortization or write-down of this asset position.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001


RECEIVABLES DUE AFTER 12 MONTHS

     Two major contracts, entered into during the second quarter, provided for deferred payment schedules of which portions amounting to $251,562 are due and payable in installments during the months July through December 2002.


PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at June 30, 2001:
              Equipment                                   $       164,891
              Furniture and fixtures                               69,976
              Leasehold improvements                               45,770
                                                            --------------

                                                                  280,637

              Less accumulated depreciation                       191,650
                                                            --------------

                                        Total             $        88,987
                                                            ==============


ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at June 30, 2001:

              Accounts payable                           $       536,474

              Accrued interest                                    47,781

              Accrued commissions                                 34,134

              Accrued salaries and professional fees             122,808

              Miscellaneous accruals                              83,060
                                                            =============

                                    Total                $       824,297
                                                            =============


DEFERRED REVENUES

     During the second quarter, the Company entered into a licensing and distribution agreement with a foreign distributor which resulted in a $175,000 receivables position with extended payment terms. The Company deferred all of the accompanying revenue to future time periods when it has received more assurance with respect to the collectibility of the receivable

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001

LOANS AND NOTES PAYABLE

     At June 30, 2001,  Magnitude,  Inc. and the Company had borrowings  under short term loan  agreements with the following terms and conditions:

         Note issued by Magnitude,  Inc.  originally  maturing December 4, 1998 and accruing interest at   $        75,000
         5% per year.  This note is  overdue  at June 30,  2001;  no demand  for  payment  has been made through today's date.
         Note issued by Magnitude,  Inc.  originally maturing June 1996 and accruing interest at 12% per
         year.  This note is  overdue at June 30,  2001;  no demand for  payment  has been made  through            25,000
         today's date.
         Discounted  present value of a non-interest  bearing $70,000  settlement with a former investor
         of  Magnitude,  Inc.  to be paid in  monthly  payments  commencing  July 1, 1997.  The  imputed            33,529
         interest rate used to discount the note is 8% per annum.
         Cash  advances from and notes to officers and  directors of the Company,  carrying  interest at the rate of 7% p.a.
                                                                                                                   372,500


                  Total                                                                                    $       506,029
                                                                                                             ==============


LONG-TERM DEBT

        Pursuant to the  February 2, 1998,  Agreement  and Plan of Merger with Rolina  Corporation  (see   $
        "Background")  the Company had issued  155,556  shares (the "Shares") of its common stock to the           274,890
        principal of Rolina  Corporation  who  currently  serves as the  Company's  President  and Chief
        Executive Officer,  and had issued a Put Option for such Shares at a price of $2.41 per share in accordance with the provisions contained therein,  with notice for exercise eligible to be given at any time after  February  1, 2000,  and before  5:00 p.m.  on the 90th day  thereafter.  This current  liability was converted into a Company  obligation  maturing July 1, 2002, and carrying interest at the rate of 7% per year  payable  monthly,  of which a portion of $100,000  has been reclassified  as due on demand.  The obligation  includes an option to the holder for conversion of the outstanding  principal into shares of the Company's common stock at the rate of $0.50 per share.


  INCOME TAXES

       At December 31, 2000, the Company had net operating loss carry forwards approximating $14,000,000 for federal income tax purpose which expire between the years 2007 and 2020 and are subject to certain annual limitations.

  The Company's total deferred tax asset and valuation allowance at December 31, 2000 are as follows:
            Total deferred tax asset                                                                    $       5,600,000
            Less valuation allowance                                                                            5,600,000
            Net deferred tax asset                                                                      $               -
                                                                                                          ================

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001

COMMITMENTS AND CONTINGENCIES

   Lease Agreements

     On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through March 31, 2003; of $6,896 thereafter through March 31, 2004; and of $7,103 thereafter through March 31, 2005.


RELATED PARTY TRANSACTIONS

      On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation, of which $100,000 was subsequently classified as due on demand with the remaining balance of $274,890 maturing July 1, 2002. The obligation among others provides for a right to the holder to convert such obligation into common stock of the Company (see "Long-term debt").

      During the first two quarters in 2001, several officers and directors of the Company extended cash advances to the Company that totaled $272,500 at June 30, 2001, and which accrue interest at the rate of 7% per year. These advances are repayable upon demand (see "Subsequent Events" below).


SUBSEQUENT EVENTS

      During July 2002, a director of the Company converted demand loan cash advances totaling $130,000 into common stock and warrants for the purchase of common stock of the Company, commensurate with terms currently offered to independent private investors. In July 2002, the board of directors of the Company authorized the grant of a stock option for the purchase of 2.5 million common shares to the Chief Executive Officer of the Company, exercisable over ten years at a price of $0.50 per share. The option has a cash-less exercise feature

              Magnitude Information Systems, Inc. and Subsidiaries
                        Consolidated Financial Statements
                                December 31, 2000

              [Letterhead of Rosenberg Rich Baker Berman & Company]

                          Independent Auditors' Report



To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2000 and the consolidated results of their operations and their cash flows for the years ended December 31, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
February 28, 2001

              Magnitude Information Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 2000

           Assets
Current Assets
     Cash                                                                                                   $        37,701
     Accounts receivable net of allowance for doubtful accounts of $47,844                                          359,203
     Due From Officer                                                                                                24,500
      Miscellaneous receivables                                                                                      42,195
     Deferred tax asset                                                                                             122,044
     Prepaid expenses                                                                                               356,317
                                                                                                              --------------
           Total Current Assets                                                                                     941,960
Property, plant and equipment, net of accumulated depreciation of $167,591                                          112,101
Software, net of accumulated amortization of $417,581                                                             1,089,709
Other assets                                                                                                         24,429
                                                                                                              ==============
           Total Assets                                                                                           2,168,199
                                                                                                              ==============
           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses                                                                          542,113
     Deferred revenues                                                                                               28,398
     Dividends payable                                                                                               91,178
     Loans payable                                                                                                  150,000
     Notes payable                                                                                                   65,000
     Current maturities of long-term debt                                                                            33,529
     Current maturities of capitalized lease obligations                                                              7,440
                                                                                                              --------------
           Total Current Liabilities                                                                                917,658
Long term debt, less current portion                                                                                374,890
Obligations under capital leases, excluding current maturities                                                        6,118
                                                                                                              --------------
           Total Liabilities                                                                                      1,298,666
Minority Interest                                                                                                         -
Stockholders' Equity
     Preferred Stock, $.001 par value,  non-voting,  3,000,000 shares authorized                                        524
     Common  stock,  $.0001  par  value,   100,000,000  shares  authorized;
     16,525,240 shares issued                                                                                         1,652
       and outstanding
     Additional paid in capital                                                                                  15,881,897
     Accumulated deficit                                                                                        (15,014,540)
                                                                                                              --------------
           Total Stockholders' Equity                                                                               869,533
                                                                                                              ==============
           Total Liabilities and Stockholders' Equity                                                       $     2,168,199
                                                                                                              ==============




See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Operations

                                                                                               Year Ended December 31,
                                                                                          ----------------------------------
                                                                                               2000               1999
                                                                                          ---------------     --------------

Net Sales
     Hardware Products                                                                  $            600    $         2,850
     Software                                                                                    646,035            260,703
                                                                                          ---------------     --------------
       Total Net Sales                                                                           646,635            263,553



Cost of Good Sold
     Hardware Products                                                                               600              2,850
     Software                                                                                    162,119            167,971
                                                                                          ---------------     --------------
       Total Cost of Goods Sold                                                                  162,719            170,821
Gross Profit                                                                                     483,916             92,732
Research and development costs                                                                    77,334                  -
Selling, general and administrative expenses                                                   3,953,039          2,735,721
                                                                                          ---------------     --------------
(Loss) From Operations                                                                       (3,546,457)        (2,642,989)

Other Income (Expense)
     Miscellaneous income                                                                         84,192            133,520
      Interest income                                                                             16,528                  -
     Miscellaneous expense                                                                             -           (40,542)
     Interest expense                                                                          (176,337)          (293,553)
     Loss on disposition of assets                                                               (5,075)           (38,758)
                                                                                          ---------------     --------------
             Total Other (Expense)                                                              (80,692)          (239,333)
                                                                                          ---------------     --------------
(Loss) Before Provision for Income Taxes                                                     (3,627,149)        (2,882,322)
(Provision for) Benefit from Income Taxes                                                        111,676            490,374
                                                                                          ===============     ==============
Net (Loss)                                                                              $    (3,515,473)    $   (2,391,948)
                                                                                          ===============     ==============
Dividends on Preferred Shares                                                           $      (201,054)    $             -
                                                                                          ===============     ==============
Net (Loss) Applicable to Common Shareholders                                            $    (3,716,527)    $   (2,391,948)
                                                                                          ===============     ==============
Net (Loss) Per Common Share                                                                       (0.25)             (0.28)
                                                                                          ===============     ==============
Weighted Average of Common Shares Outstanding                                                 14,793,682          8,486,443
                                                                                          ===============     ==============


See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 2000 and 1999


                                                          Convertible            Cumulative
                                                        Preferred Shares      Preferred Shares         Common Stock

                                                        -----------------    --------------------- --------------------
                                                      Shares      Amount     Shares     Amount       Shares      Amount
                                                      --------- ----------- --------- ----------- ------------- ----------


       Balances, January 1, 1999                            -$         -        10 $         -     6,431,113 $      643

   Issuances of common stock granted for services
   performed                                                -          -         -           -     1,404,328        140

   Issuances of common stock pursuant to stock option
   exercise loan agreement                                  -          -         -           -       535,000         53

   Issuance of common stock for conversion of loans
   and accrued interest                                     -          -         -           -       767,332         77

   Issuance of common stock pursuant to note penalty
   clause                                                   -          -         -           -        60,000          6

   Contingent liability pursuant to put option
   agreement                                                -          -         -           -             -          -

   Exchange of the Company's common stock, 1 common
   share for 3.4676 common shares of Magnitude, Inc.        -          -         -           -         7,210          1

   Issuance of common shares pursuant to private
   equity placements                                        -          -         -           -     1,050,000        105

   Cancellation of previously issued common stock           -          -         -           -       (7,500)        (1)

   Issuance of common stock pursuant to anti-dilution
   clause                                                   -          -         -           -        77,778          8

   Issuance of common stock to suppliers pursuant to
   grant                                                    -          -         -           -        15,000          2

   Issuance of convertible debt with attached warrants      -          -         -           -             -          -


   Net loss, year ended December 31, 1999                   -          -         -           -             -          -
                                                      ========  =========== ========= =========== ============= ==========
       Balances, December 31, 1999                          -$           -        10 $         -    10,340,261 $    1,034
                                                      ========  =========== ========= =========== ============= ==========






See notes to the consolidated financial statements.


                                       68A

                                                                                           Total
                                                          Additional     Accumulated     Stockholders
                                                           Paid in        Deficit         Equity
                                                          Capital                        (Deficit)

                                                       -------------- -------------- ----------------
       Balances, January 1, 1999                       $    6,913,728 $  (8,906,065) $    (1,991,694)

   Issuances of common stock granted for services
   performed                                                1,224,030              -        1,224,170

   Issuances of common stock pursuant to stock option
   exercise loan agreement                                    267,446              -          267,499

   Issuance of common stock for conversion of loans
   and accrued interest                                       383,590              -          383,667

   Issuance of common stock pursuant to note penalty
   clause                                                         (6)              -                -

   Contingent liability pursuant to put option
   agreement                                                (374,890)              -        (374,890)

   Exchange of the Company's common stock, 1 common
   share for 3.4676 common shares of Magnitude, Inc.              (1)              -                -

   Issuance of common shares pursuant to private
   equity placements                                          524,895              -          525,000

   Cancellation of previously issued common stock                   1              -                -

   Issuance of common stock pursuant to anti-dilution
   clause                                                         (8)              -                -

   Issuance of common stock to suppliers pursuant to
   grant                                                        5,249              -            5,251

   Issuance of convertible debt with attached warrants         72,000              -           72,000


   Net loss, year ended December 31, 1999                           -     (2,391,948)      (2,391,948)
                                                       ============== ============== ================
       Balances, December 31, 1999                      $   9,016,034 $  (11,298,013) $    (2,280,945)
                                                       ============== ============== ================






See notes to the consolidated financial statements.

                                       68B

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 2000 and 1999


                                                                Convertible             Cumulative
                                                              Preferred Shares       Preferred Shares          Common Stock

                                                            ---------------------   -------------------   ------------------------
                                                             Shares      Amount     Shares     Amount       Shares        Amount
                                                            ---------   ---------   --------  ---------   ------------   ---------
   Balances, January 1, 2000                                       -           -         10          -       10,340,261     1,034
   Issuance of common stock granted for services
   performed                                                       -           -          -          -        107,828          11
   Issuance of common stock pursuant to stock option exercise      -           -          -          -        100,000          10
   Issuances of common stock for conversion of loans               -           -          -          -       3,298,702        330
   Issuances of common stock pursuant to registration
   penalty clause                                                  -           -          -          -        160,000          16
   Cancellation of previously issued common stock
   pursuant to put option agreement in exchange for note           -           -          -          -       (155,556)       (15)
   Exchange of the Company's common stock, one common
   share for 3.4676 common shares of Magnitude, Inc.               -           -          -          -         11,535           1

   Issuance of common stock pursuant to private equity
   placements                                                      -           -          -          -        900,000          90

   Conversion of previously issued cumulative preferred
   shares and note into common and convertible                               100        (9)          -        700,000          70
   preferred shares pursuant to resignation agreement          100,000

   Issuance of common stock pursuant to warrant exercise           -           -          -          -        200,000          20

   Issuance of common stock to employee for compensation           -           -          -          -         16,854           2

   Issuance of common stock in connection with hiring
   bonus to officer                                                -           -          -          -        100,000          10

   Issuance of convertible preferred stock pursuant to
   private equity placements                                   395,037       395          -          -              -           -

   Issuance of convertible preferred stock for
   conversion of loans                                         29,300         29          -          -              -           -

   Issuance of common stock for conversion of loan and
   accrued interest                                                -           -          -          -        617,616          62

   Issuance of common stock pursuant to the Cornell
   Ergonomics, Inc. Acquisition Agreement                          -           -          -          -         54,000           5

   Issuance of common stock pursuant to the Internet
   Ergonomics Corp. Acquisition Agreement                          -           -          -          -         64,000           5

   Issuance of common stock granted for private
   placement finders fee                                           -           -          -          -         10,000           1

   Amortization of advertising services                            -           -          -          -              -           -
   Net loss, year ended December 31, 2000                          -           -          -          -              -           -
   Dividends on convertible preferred stock                        -           -          -          -              -           -

                                                                   -           -          -          -              -           -
                                                            =========   =========   ========  ===========   ==========    ========
   Balances, December 31, 2000                               524,337       524          1          -       16,525,240     1,652
                                                            =========   =========   ========  =========    ============   ========



                                       69A
   See notes to the consolidated financial statements.


                                                                                                     Total
                                                                   Additional     Accumulated     Stockholders
                                                                      Paid in        Deficit         Equity
                                                                     Capital                       (Deficit)


                                                                  ------------   -------------    -------------
   Balances, January 1, 2000                                     $  9,016,034     $ (11,298,013)   $ (2,280,945)
   Issuance of common stock granted for services
   performed                                                           58,147                 -          58,158
   Issuance of common stock pursuant to stock option exercise          99,990                 -         100,000
   Issuances of common stock for conversion of loans                1,887,383                 -       1,887,713
   Issuances of common stock pursuant to registration
   penalty clause                                                         (16)                -               -
   Cancellation of previously issued common stock
   pursuant to put option agreement in exchange for note                   15                 -               -
   Exchange of the Company's common stock, one common
   share for 3.4676 common shares of Magnitude, Inc.                       (1)                -               -

   Issuance of common stock pursuant to private equity
   placements                                                         449,910                 -         450,000

   Conversion of previously issued cumulative preferred
   shares and note into common and convertible                        350,890                 -         351,060
   preferred shares pursuant to resignation agreement

   Issuance of common stock pursuant to warrant exercise               99,980                 -         100,000

   Issuance of common stock to employee for compensation                3,655                 -           3,657

   Issuance of common stock in connection with hiring
   bonus to officer                                                    24,210                 -          24,220

   Issuance of convertible preferred stock pursuant to
   private equity placements                                        3,233,404                 -       3,233,799

   Issuance of convertible preferred stock for
   conversion of loans                                                146,471                 -         146,500

   Issuance of common stock for conversion of loan and
   accrued interest                                                   459,938                 -         460,000

   Issuance of common stock pursuant to the Cornell
   Ergonomics, Inc. Acquisition Agreement                              23,745                 -          23,750

   Issuance of common stock pursuant to the Internet
   Ergonomics Corp. Acquisition Agreement                              28,143                 -          28,148

   Issuance of common stock granted for private
   placement finders fee                                                   (1)                -               -

   Amortization of advertising services                                     -                 -          56,044
   Net loss, year ended December 31, 2000                                   -        (3,515,473)     (3,515,473)
   Dividends on convertible preferred stock                                 -          (201,054)       (201,054)

                                                                            -                 -              -
                                                                  ============  ==============   ===============
   Balances, December 31, 2000                                     15,881,897       (15,014,540) $      869,533
                                                                  ============  ==============   ===============





                                       69B

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                                   Year Ended December 31,
                                                                                              ----------------------------------
                                                                                                2000                1999
                                                                                              --------------     ---------------
     Cash Flows From Operating Activities
             Net Income (Loss)                                                               $   (3,515,473)    $    (2,391,948)
          Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
                Depreciation and amortization                                                        200,564            183,053
                Amortization of prepaid advertising expense                                           56,044                  -
                Common stock issued for various expenses                                             119,000            474,119
                Loss on disposition of assets                                                          5,075             38,758
                Bad debt provision                                                                    41,328              4,109
                Forgiveness of debt                                                                 (76,328)                  -
                New debt issued for interest expense                                                  32,318              5,400
                  Inventory write-off                                                                  6,170             16,770
             Decreases (Increases) in Assets
                  Accounts receivable                                                              (341,807)             46,416
                Miscellaneous receivables                                                              4,432             58,951
                  Inventories                                                                            215              1,134
                  Deferred tax assets                                                                 79,426           (201,470)
                  Prepaid expenses                                                                  (20,980)             (3,273)
                  Other assets                                                                      (21,970)              2,652
             Increases (Decreases) in Liabilities

                Accounts payable and accrued expenses                                                 79,157           (189,975)
                Deferred revenue                                                                      28,398                  -
                                                                                               --------------     ---------------
                  Net Cash (Used) by Operating Activities                                        (3,324,431)         (1,955,304)
                                                                                               --------------     ---------------
     Cash Flows From (Used) by Investing Activities
             Purchases of equipment, fixtures, and software                                         (62,691)             (6,486)
          Sales of property and equipment                                                               750                 250
             Loans made                                                                             (55,000)                  -
             Collections of loans                                                                        500                  -
                                                                                               --------------     ---------------
                  Net Cash (Used) by Investing Activities                                          (116,441)             (6,236)
                                                                                               --------------     ---------------
     Cash Flows From Financing Activities
             Repayment of notes payable                                                            (498,250)                  -
             Proceeds from long-term debt                                                                  -            300,000
             Proceeds from long-term debt with detachable warrants                                         -            800,000
             Repayment of long-term debt                                                                   -            (50,474)
             Repayment of capital lease obligations                                                  (6,385)             (7,747)
             Proceeds from loans payable                                                             125,000            726,181
             Repayment of loans payable                                                            (156,284)            (91,254)
             Proceeds from issuance of common and preferred stock                                  3,883,799            525,000

             Dividends paid                                                                        (118,876)                   -
                                                                                               --------------     ---------------
                  Net Cash Provided by Financing Activities                                        3,229,004           2,201,706
                                                                                               --------------     ---------------
     Net increase (decrease) in Cash                                                               (211,868)             240,166
     Cash at beginning of period                                                                     249,569               9,403
                                                                                               ==============     ===============
     Cash at end of period                                                                   $        37,701    $        249,569
                                                                                               ==============     ===============
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

             Interest Paid                                                                   $       139,624    $        153,313
             Taxes Paid                                                                      $         2,582    $          6,600
                                                                                               ==============     ===============

     See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows


                                                                                                 Year Ended December 31,
                                                                                              ------------------------------
                                                                                                  2000            1999
                                                                                              --------------  --------------
     Schedule of non-cash investing and financing activities

         In connection with the retirement of the balance of $162,462 remaining on
           a $200,000 promissory note, 324,926 common shares were issued                          $      162,462  $
         In connection with the Rolina Corporation merger agreement, an
           accrued contingent liability agreement was converted to long-term debt                 $      374,890  $
           and 155,556 previously issued common shares were cancelled
         In connection with the issuance of common stock, 174,632  common shares
            were issued for current services                                                      $       74,269  $
         In connection with the retirement of a $351,060 loan and conversion of 9
           cumulative preferred shares pursuant to a resignation agreement, 100,000               $      351,060  $
           new convertible preferred shares and 700,000 common shares were issued
         In connection with the Cornell Ergonomics, Inc. and Internet Technologies,
            Corp. acquisitions, 118,000 common shares were issued                                 $       51,900  $
         In connection with the issuance of common stock, 35,605 shares were issued as
            consideration for past services                                                       $       11,765  $
         In connection with the retirement of a $400,000 promissory   note   and
            accrued interest of $260,000 thereon, 617,616 common shares were issued
            and a $200,000 short-term  installment obligation was issued                          $      660,000  $
         In connection with the retirement of a $59,735 loan, 120,000 common shares
            were issued                                                                           $       59,735
         In connection with the retirement of $1,111,750 promissory notes, 653,776common
            shares and 29,300 Series A Senior convertible preferred shares were issued            $    1,111,750
         In connection with the retirement of $1,028,000 promissory notes, 2,200,000
            common shares were issued                                                             $    1,028,000
         In connection with the disposition of a 20% equity interest in Input Technologies
            LLC, $20,392 of accounts payable and accrued expenses were written off                $                       20,392
         In connection with the trade-in of capitalized lease equipment for operating lease
            equipment, $17,975 of capitalized lease obligations were written off                  $                       17,975
         In connection with the Rolina Corporation merger agreement, a put option on
            155,556 shares at $2.41 was set up as an accrued contingent liability                 $                      374,890
         In connection with the retirement of a $100,000 promissory note and accrued
            interest thereon, 202,332 common shares were issued                                   $                      101,166
         In connection with a stock option exercise, 535,000 common shares were issued
            against the cancellation of loans and notes totaling $261,604 along with              $                      267,500
            the accrued interest thereon
         In connection with the retirement of promissory notes totaling $256,959 plus
            accrued interest thereon, 565,000 common shares were issued                           $                      282,500
         In connection with the issuance of a promissory note totaling $119,735 , $29,735
            of accrued interest on various notes was incorporated into a new note.                $                       29,735
         In connection with the issuance of common stock, 1,419,328 common shares
            were issued for past services                                                         $                      721,619
         In connection with the issuance of 1,000,000 common shares during the year ended
            December 31, 1998,  $276,230 for past services was  relieved;  notes totaling $134,295 with accrued interest of $19,692 were retired, and loans
            and advances of $77,585 were retired during the year ended  December 31, 1999.        $                      507,802
                                                                                                                   ==============




See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc. The remaining 1% of Magnitude, Inc. stockholders hold a minority interest which is valued at $0.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in the form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary EMS Software System.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against cash consideration and on ongoing contingent stream of royalty payments on OS' sales of the Magnitude hardware products. The Agreement with OS also provided for the retirement of the Company's then existing bank debt out of the proceeds of the transaction.

         Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, development, manufacture, and marketing of research-based ergonomic accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing
         Corporation, a Canadian software firm, which included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity in the computer related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the release to the market of the proprietary "Proformix EMS (Ergonomic Management System)" software system. With the sale of the hardware product line, the Company's business became focused exclusively on the further development and marketing of these software products.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

         On January 15, 2000, the Company acquired all of the issued and outstanding capital stock of Cornell Ergonomics, Inc. (Cornell) and Internet Ergonomics Technologies Corp. (IET), privately held Delaware Corporations, whose only property was comprised of certain proprietary ergonomic software modules, in exchange for the Company's common stock. These modules were subsequently transferred to the Company. The Company is currently in the process of dissolving both Cornell and IET.

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoManagerTM which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1998, was formed primarily to market Proformix's hardware products which has since been disposed of. Prior to that, its operations had not been significant. It's operations during 1999 and 2000 have not been significant. Ergonomics was dissolved on January 29, 2001.

     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc. All significant intercompany balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods related to the Company's former hardware product line which are stated at the lower of cost (determined by the first-in, first out method) or market.

     Depreciation
         Property,  plant and  equipment are recorded at cost.  Depreciation  on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

     Amortization
         Software assets acquired pursuant to the Rolina and Vanity agreements and the Cornell and IET acquisitions are capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight line method over 10 years.

     Securities Issued for Services
         The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

         Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2000.

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue from hardware product sales is recognized at the time of shipment provided that the resulting receivable is deemed probable of collection. Revenue from software sales is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection. Revenue from software maintenance contracts is recognized notably as earned.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses of $3,515,473 and $2,391,948 during the years ended December 31, 2000 and 1999, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management's plans are to continue discussions with several potential investors to obtain additional capital to alleviate this situation.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK
     The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

PREPAID EXPENSES
         Prepaid Expenses include $318,956 resulting from an
         agreement in February 1998 with BNN Business News Network, Inc., a nationwide media advertising and radio network company, whereby the Company purchased advertising time to be utilized on stations associated with Business News Network, Inc., usable over a period of three years, since then extended, and aggregating $900,000 in retail value, against issuance of 150,000 new and restricted common shares. The services were recorded at the then fair market value of the stock issued, for a total of $375,000. The services are being amortized as incurred, over the time frame of the next two years. For the years ended December 31, 2000 and 1999 $56,044 and $0, respectively, of advertising services were amortized.

PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment consist of the following at December 31, 2000

              Equipment                                                                             $             163,946
              Furniture and fixtures                                                                               69,976
              Leasehold improvements                                                                               45,770
                                                                                                      --------------------
                                                                                                                  279,692

              Less accumulated depreciation                                                                       167,591
                                                                                                      ====================
                                                                                                    $             112,101
                                                                                                      ====================

     Depreciation expense charged to operations was $44,645  and $37,514 in 2000 and 1999, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consisted of the following at December 31, 2000:

         Accounts payable                                                                           $             244,933
         Accrued interest                                                                                          47,687
         Accrued commissions                                                                                       31,833
         Accrued returns                                                                                           35,719
         Accrued legal settlement                                                                                  20,000
         Accrued professional fees                                                                                 82,000
         Accrued taxes                                                                                             21,378
         Accrued payroll                                                                                           34,039
         Miscellaneous accruals                                                                                    24,524
                                                                                                       ===================
                                                                                                    $             542,113
                                                                                                       ===================

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

LOANS PAYABLE
     The Company and Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at December 31, 2000:

          On December 4, 1996, Magnitude, Inc. repurchased 500,000 shares of its common stock and retired same against issuance of a promissory note maturing twelve months thereafter  accruing
              interest at 5% per annum and due  December 4, 1998.  This note is overdue at December 31, 2000    $    75,000
              and no demand for payment has been made through the date of our report.

          Notes dated December 6, 2000 and December 28, 2000 representing  cash advances by the
          Company's Chief Executive Officer and Board Chairman.  The notes are due on the
          earlier of January 31, 2001 or the receipt by the Company of new investment funds in the                   75,000
          approximate amount of $250,000.  The note carries an interest rate of 7% per annum.                     ==========
                  Total                                                                                         $   150,000
                                                                                                                  ==========



NOTES PAYABLE

       At December 31, 1999 the Company had $1,475,000 of notes outstanding related to a June 1995 private placement offering. During 2000 the holders of $1,050,000 worth of notes agreed to accept partial repayment of approximately 30% of the note balances and converted the remaining balances into common shares or convertible preferred shares. The holder of $400,000 worth of notes agreed to accept partial repayment of $200,000 of the note balance payable in five equal monthly installments of $40,000 commencing September 8, 2000 and converted the remaining balance into common shares. At December 31, 2000, there was one remaining installment of $40,000. The total amount of nonconverted notes outstanding at December 31, 2000 is $25,000 which is in default.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

LONG-TERM DEBT

       Long-term debt as of December 31, 2000 is comprised of the following:

        Pursuant to the February 2, 1998, Agreement and Plan of Merger with Rolina Corporation (see
        "Nature of Organization")  the Company had issued 155,556 shares (the "Shares") of its common stock to the principal of Rolina  Corporation who currently  serves as the Company's Chief Executive  Officer and Board
        Chairman,  and had issued a Put Option for such  Shares at a price of $2.41 per share in  accordance  with
        the  provisions  contained  therein,  with  notice  for  exercise  eligible  to be given at any time after  $      374,890
        February 1, 2000,  and before 5:00 p.m. on the 90th day  thereafter.  This  liability was converted into a
        Company  obligation  maturing  March 31, 2002,  and  carrying  interest at the rate of 7% per year payable monthly.  The  obligation  includes an option to the holder for  conversion of the  outstanding  principal into shares of the Company's common stock at the rate of $0.50 per share.

        Discounted present value of a non-interest bearing $70,000 settlement with a former investor of
        Magnitude,  Inc. to be paid in 24 equal monthly  payments  commencing  July 1, 1997. The imputed  interest          33,529
        rate used to discount the note is 8% per annum.
                                                                                                                      -------------
                Total                                                                                                      408,419

                   Less current maturities                                                                                  33,529
                                                                                                                      =============
                   Long-term debt, net of current maturities                                                        $      374,890
                                                                                                                     =============

        Total maturities of long-term debt are as follows:

          Year Ending December 31,

                    2000                           $         33,529

                    2001                                          -

                    2002                                    374,890
                                                     ===============
                                                   $        408,419


  CAPITALIZED LEASE OBLIGATIONS

        The Company leases office equipment under non-cancelable capital lease agreements expiring between October 26, 2002 and October 27, 2002. The capital lease obligations have been recorded at the present value of future minimum lease payments, discounted at an interest rate of 7.00%. The capitalized cost of equipment at December 31, 2000 amounted to $12,748 net of accumulated depreciation of $13,628.

        The following is a schedule of minimum lease payments due under capital leases at December 31, 2000:


               Year Ending December 31,
                2001                                                                           $         8,211
                2002                                                                                     6,316
                                                                                                ---------------
                Total minimum capital lease payments                                                    14,527
                Less amounts representing interest                                                         969
                                                                                                ---------------
                Present value of net minimum capital lease payments                                     13,558
                Less current maturities of capital lease obligations                                     7,440
                                                                                                ---------------
                Obligations under capital leases, excluding current maturities                $          6,118
                                                                                                ===============

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK

       Preferred stock is non-voting, $.001 par value per share with 3,000,000 shares authorized. Cumulative Preferred Stock has 2,500 shares designated of which 1 share is issued and outstanding. The total Cumulative Preferred Stock at December 31, 2000 is $0 with a liquidation price of $100,000. As of December 31, 2000 and 1999, there were $9,000 and $9,000, respectively of cumulative preferred dividends in arrears representing $9,000 per cumulative preferred share.

       Series A of the Senior Convertible Preferred Stock series which was issued in 2000 has 300,000 shares designated, 29,300 shares issued and outstanding. The total outstanding Series A Senior Convertible Preferred Stock at December 31, 2000 is $29 with a liquidation price of $146,500. The following is a description of the Series A convertible preferred stock:

       (1) The holders of said shares of Series A Senior Preferred shall be entitled to receive cumulative dividends at the rate of seven percent (7%) per annum during the first annual period after issuance, increasing by increments of one half of one percent for every year thereafter until the rate reaches ten percent (10%) per annum at which time it will remain at 10% payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series A Senior Preferred. The dividends on the Series A Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series A Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

       (2) The Series A Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series B and C Senior Convertible Preferred Stock.

       (3) In the event of any liquidation, of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of Five ($5.00) Dollars for each share of Series A Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B and C Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

       (4) The Company shall have the right to redeem pro rata any or all of its Series A Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series A Senior Preferred held by such holder plus a "call premium" of 15% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (5) Each share of Series A Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into such number (the "Conversion Ratio") of shares of the Common Stock of the Company as arrived at by dividing the Liquidation Price by one hundred fifty (150) percent of the market price of the Common Stock of the Corporation ("Market Price") on the earlier of the dates such share of Series A Senior Preferred is subscribed for or issued (the "Effective Date").

            As of December 31, 2000 there were $1,709 Series A Senior Convertible Preferred share dividends in arrears representing $.06 per share.

Series B of the Senior Convertible Preferred Stock series which was issued in 2000 has 350,000 shares designated, 305,592 shares issued and outstanding. The total outstanding Series B Senior Convertible Preferred Stock at December 31, 2000 is $306 with a liquidation price of $2,750,328. The following is a description of the Series B Senior Convertible Stock:

      (1) The holders of said shares of Series B Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series B Senior Preferred. The dividends on the Series B Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series B Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series B Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A and C Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series B Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) Dollars for each share of Series B Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B and C Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

      (4) The Company shall have the right to redeem pro rata any or all of its Series B Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption of the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series B Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

       (5) Each share of Series B Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series B Senior Preferred.

             As of December 31, 2000 there were $63,485 Series B Senior Convertible Preferred share dividends in arrears representing $.21 per share.

       Series C of the Senior Convertible Preferred Stock series which was issued in 2000 has 120,000 shares designated, 100,000 shares issued and outstanding. The total outstanding Series C Senior Convertible Preferred Stock at December 31, 2000 is $100 with a liquidation price of $900,000. The following is a description of the Series C Senior Convertible Stock:

       (1) The holders of said shares of Series C Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable monthly, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price (as hereinafter defined) of each share of the Series C Senior Preferred. The dividends on the Series C Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series C Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

       (2) The Series C Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A and B Senior Convertible Preferred Stock.

       (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series C Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) Dollars for each share of Series C Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and B Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B and C Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

       (4) The Company shall have the right to redeem pro rata any or all of its Series C Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series C Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

       (5) Each share of Series C Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series C Senior Preferred.

             As of December 31, 2000 there were $5,250 Series C Senior Convertible Preferred share dividends in arrears representing $.05 per share.

       Series D of the Senior Convertible Preferred Stock series which was issued in 2000 has 500,000 shares designated, 89,445 shares issued and outstanding. The total outstanding Series D Senior Convertible Preferred Stock at December 31, 2000 is $89 with a liquidation price of $805,004. The following is a descriptionof the Series D Senior Convertible Stock:

       (1) The holders of said shares of Series D Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Stated Value (the "Stated Value"), which Stated Value shall be noted on the certificate issued to the holder, of each share of the Series D Senior Preferred. The dividends on the Series D Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series D Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

       (2) The Series D Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and C Senior Convertible Preferred Stock.

       (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series D Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series D Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

       (4) The Company shall have the right to redeem pro rata any or all of its Series D Senior Preferred issued and outstanding at anytime, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Stated Value for each share of Series D Senior Preferred held by such holder plus a "call premium" of 10% of the Stated Value, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

       (5) Each share of Series D Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the corporation on the basis of ten(10) shares of Common Stock for 1 share of Series D Senior Preferred.

         As of December 31, 2000 there were $11,734 Series D Senior Convertible Preferred share dividends in arrears representing $.13 per share.

INCOME TAXES

       The income tax provision (benefit) is comprised of the following:

                             Year Ended December 31,
                                                                                -----------------------------------
                                                                                     2000                1999
                                                                                ---------------     ---------------
          State current provision (benefit)                                   $      (111,676)    $      (490,374)
          State deferred provision (benefit)                                                 -                   -
                                                                                ===============     ---------------
                                                                              $      (111,676)    $      (490,374)
                                                                                ===============     ===============


       In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 1999 and 2000, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total anticipated net proceeds of this transaction for 1999 ($497,238) was recorded as a current deferred tax asset ($201,470) and a tax benefit of $295,768 in the accompanying financial statements.

       Due to limitations placed by the State of New Jersey on the total amount of NOL Carryover and R&D Credits eligible to be sold in any one year, the sale of only a portion of the Company's NOL Carryover ($295,768) was completed in 1999. The receipt of these funds was recorded as a reduction to the non-current deferred tax asset in the accompanying financial statements. The sale of the remaining balance of the Company's NOL Carryover was completed in 2000; however the deferred amount of $201,470 was subsequently reduced by the State to $164,450.

       The total anticipated net proceeds of this transaction for 2000, which represents the sale of the Company's 1999 New Jersey Net Operating Loss, was $157,751; of which $35,707 was received by December 31, 2000 and the remaining $122,044 was set up as a current deferred tax asset.

       The Company's total deferred tax asset and valuation allowance are as follows:

                                                                                      December 31,
                                                                           ------------------------------------
                                                                                2000                1999
                                                                           ----------------    ----------------
                       Total deferred tax asset, noncurrent             $     5,600,000     $     4,240,000
                       Less valuation allowance                              (5,600,000)         (4,240,000)
                                                                           ----------------    ----------------
                       Net deferred tax asset, noncurrent               $         -         $         -
                                                                           ================    ================

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

INCOME TAXES - (Continued)

       The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:

                                                     Year Ended December 31,
                                             ---------------------------------
                                                  2000                1999
                                             ----------------    -------------
          Tax benefit                             (40%)               (40%)
          Valuation allowance                     (40%)                40%
                                             ----------------    -------------
          Effective tax rate                        -                   -
                                             ================    =============

       At December 31, 2000, the Company has available approximately $14,000,000 of net operating losses to carryforward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2020.

       At December 31, 2000, the Company has available approximately $3,400,000 of net operating losses to carryforward and which may be used to reduce future state taxable income which expire December 31, 2007.

401(k) PLAN

       The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $20,718 and $9,592 for the years ended December 31, 2000 and 1999, respectively.

STOCK OPTION PLANS

       In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

       In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)

       In May, 2000 the Company adopted its 2000 Stock Incentive Plan ("the 2000 Plan"). The 2000 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while nonqualified options may also be granted under the Plan. The initial Plan provides for the grant of options for up to 5,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of the grant, and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a compensation committee established by the Board of Directors.

                                                                                            Qualified and Non-Qualified
                                                                                          Shares Under Option Pursuant to
                                                                                                   the 1997 Plan
                                                                                                    December 31,
                                                                                         -----------------------------------
                                                                                               2000               1999
                                                                                         -----------------   ---------------
          Outstanding, beginning of year                                                          795,000           981,468
          Granted during the year                                                                 193,000           605,000
           Forfeited during the year                                                             (75,000)         (791,468)
          Outstanding, end of year (at prices ranging from $1.00 to $2.00                         913,000           795,000
              per share)
                                                                                         -----------------   ---------------
           Eligible, end of year for exercise (at prices ranging from $1.00 to                    757,500           470,000
             $2.00 per share)                                                            =================   ===============


     At December 31, 2000 and 1999, the weighted average exercise price and weighted average remaining contractual life is $1.10 and $1.13 per share and 4 years 4 months and 4 years 9 months, respectively.

     At December 31, 2000, there were 87,000 shares reserved for future option grants.


                                                                                             Qualified and Non-Qualified
                                                                                           Shares Under Option Pursuant to
                                                                                                    the 2000 Plan
                                                                                                     December 31,
                                                                                                         2000
                                                                                           ---------------------------------
          Outstanding, beginning of year                                                                                  -
          Granted during the year                                                                                   648,000
           Forfeited during the year                                                                                      -
          Outstanding, end of year (at prices ranging from $1.00 to $1.33)                                          648,000
           Eligible, end of year for exercise (at prices ranging from $1.00 to $1.33)                               528,000
                                                                                           =================================


At December 31, 2000 the weighted average exercise price and weighted average remaining contractual life is $1.07 and 4 years 6 months, respectively.

At December 31, 2000, there were 4,352,000 shares reserved for future option grants.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)

WARRANTS

     The Company granted common stock purchase warrants between May 1, 1998 and November 13, 2000.

     At December 31, 2000, there were 7,344,742 shares eligible for exercise at prices ranging from $.50 to $5.00 per share, of which 1,900,000 eligible shares are callable at $2.00 per share. All warrants vested upon issuance and expire between July 22, 2002 and February 24, 2006.

COMMITMENTS AND CONTINGENCIES

     Lease Agreement
       Magnitude, Inc. currently leases office space which contained its former administrative offices pursuant to a lease agreement dated December 9, 1998. Such lease commenced December 16, 1998 and expires on December 31, 2001 and requires monthly payments of $3,700 from December 16, 1998 to October 31, 1999 and $3,250 from November 1, 1999 to December 31, 2001. This space has been sublet, generating $3,250 per month in offsetting revenues.

       On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through March 31, 2003; of $6,896 thereafter March 31, 2004; and of $7,103 thereafter through March 31, 2005.

       The Company also leases office space for a sales office. Such lease commenced September 1, 2000 and expires on August 31, 2000 and requires monthly payments of $1,000.

       Under the lease agreements, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:


         Year Ending December 31,

                  2001                                $         86,000
                  2002                                          79,755
                  2003                                          82,149
                  2004                                $         84,615
                  2005                                          21,309
                                                        ===============
                        Total                         $        353,828

       Included in general and administrative expenses is rent expense which amounted to $84,160and $64,125 for the years ended December 31, 2000 and 1999, respectively.

    Employment Agreements
       The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

RELATED PARTY TRANSACTIONS

    In November 1998, the Company entered into a consulting agreement with an individual who subsequently, in January 1999, joined the Company's board of directors, and pursuant to which the Company issued 1,000,000 shares of common stock. Such shares were registered on Form S-8 on December 22, 1998. During the first quarter of 1999, this individual, pursuant to the consulting agreement, obtained the release of approximately $436,000 of the Company's liabilities.

    Between December 30, 1998, and March 31, 1999, a director and principal shareholder extended working capital loans aggregating $395,560 to the Company, of which a portion of $351,060 was the subject of a promissory note bearing interest at the rate of 10% per annum During the same time, this director and shareholder exercised options to purchase 450,000 shares of the common stock of the Company, and was issued an additional 565,000 shares, against a combination of cash payments and cancellation of debt owed by the Company in the aggregate amount of $507,500.

    In January 1999, the Chairman of the Board of Directors resigned. In connection with this individual's resignation, $350,000 of the $900,000 principal amount cumulative preferred shares held by this individual were exchanged for 700,000 shares of common stock of the Company. The remaining principal balance of $550,000 along with a promissory note totalling $351,060 were exchanged for a $900,000 principal amount of a new series of convertible preferred shares which require 7% per annum dividend payments to be made monthly. In connection with a termination agreement dated January 28, 2000 a restrictive covenant and confidentiality agreement was executed whereby the Company agreed to pay this individual a monthly fee in the amount of $5,555 over the 36 month term of that agreement along with this individual's health and term life insurance for an 18 month period.

    On March 31, 2000, the Company and its Board Chairman and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation maturing March 31, 2002, which among others provides for a right to the holder to convert such obligation into common stock of the Company (see "Long-term debt").

    In September 2000, an officer of the Company extended a cash advance of $50,000 to the Company, accruing interest at the rate of 7% per year. This advance was repaid in October 2000. In December 2000, additional advances of $75,000 were made to the Company accruing interest at the rate of 7% and are due on the earlier of January 31, 2001 or the receipt by the Company of new investment funds in the approximate amount of $250,000 (see "Loans Payable").

    In April 2000 an officer of the Company borrowed $25,000 from Magnitude, Inc. accruing interest at the rate of 7% per year. This note was due on June 30, 2000. The outstanding balance on this note as of December 31, 2000 was $24,500.

CHANGES IN KEY PERSONNEL

    On October 11, 2000, the board of directors of the Company confirmed the promotion of John C. Duncan, Executive Vice President, to the position of President and Chief Operating Officer of the Company. Steven D. Rudnik retains the title and position of Chief Executive Officer and Chairman of the Board.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

MAJOR CUSTOMERS

    The Company had two major customers for the year ended December 31, 2000, which comprised 19% and 29% of total sales. The Company had accounts receivable balances due from these customers of $122,572 and $205,065, respectively, at December 31, 2000.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations: The carrying amount approximates fair value because of the short term maturity of these instruments.

     Limitations
         Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

ACQUISITIONS

     On January 15, 2000 the Company acquired all of the outstanding stock of Internet Ergonomics Technologies Corp (IET) in exchange for 64,000 shares of the Company's common stock carrying a fair market value of $28,150. The purchase price was determined to approximate the value of the net assets of IET. The following represents the unaudited proforma results of operations as if the business combination had occurred at the beginning of the respective year in which IET was acquired as well as the beginning of the immediately preceding year.

                                                    December 31
                                         -----------------------------------
                                              2000                1999
                                         ----------------    ---------------
           Net Sales                   $         776,635   $        263,553
           Net Loss                          (3,515,473)        (2,392,523)
           (Loss) per share                       (0.25)             (0.28)

     On January 15, 2000 the Company acquired all of the outstanding stock of Cornell Ergonomics, Inc. (Cornell) in exchange for 54,000 shares of the Company's common stock carrying a fair market value of $23,750. The purchase price was determined to approximate the value of the net assets of Cornell. The following represents the unaudited proforma results of operations as if the business combination had occurred at the beginning of the respective year in which Cornell was acquired as well as the beginning of the immediately preceding year.

                                                    December 31
                                         -----------------------------------
                                              2000                1999
                                         ----------------    ---------------
           Net Sales                   $         776,635   $        286,053
           Net Loss                          (3,515,473)        (2,390,623)
           (Loss) per share                       (0.25)             (0.28)

GOING CONCERN

As show in the accompanying financial statements, the Company incurred net losses of $3,515,473 and $2,391,948 during the years ended December 31, 2000 and 1999, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently in discussions with several potential investors to obtain additional capital.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Index to the Consolidated Financial Statements
                                December 31, 1999





                                                                    Page
                                                                    ----


Independent Auditors' Report.....................................     1

Financial Statements

     Consolidated Balance Sheet..................................     2

     Consolidated Statements of Operations.......................     3

     Consolidated Statement of Stockholders Equity (Deficit).....    4-5

     Consolidated Statements of Cash Flows.......................    6-7

     Notes to the Consolidated Financial Statements..............   8-17

                                 [Letterhead of
                     Rosenberg Rich Baker Berman & Company ]








                          Independent Auditors' Report


To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1999 and the consolidated results of their operations and their cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

/s/Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 24, 2000

              Magnitude Information Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 1999



        Assets
Current Assets
     Cash                                                                                                   $       249,569
     Accounts receivable net of allowance for doubtful accounts of $78,301                                           58,724
     Inventories                                                                                                      8,885
     Miscellaneous receivables                                                                                      16,627
     Deferred tax asset                                                                                             201,470
     Prepaid expenses                                                                                               388,881
                                                                                                                --------------
           Total Current Assets                                                                                     924,156

Property, plant and equipment, net of accumulated depreciation of $145,579                                           99,880
Software, net of accumulated amortization of $261,662                                                             1,193,728
Other assets                                                                                                          2,459
                                                                                                              ==============
           Total Assets                                                                                           2,220,223
                                                                                                              ==============
           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses                                                                          806,265
     Accrued contingent liability                                                                                   374,890
     Dividends payable                                                                                                9,000
     Loans payable                                                                                                  754,541
     Notes payable                                                                                                1,475,000
     Current maturities of long-term debt                                                                         1,038,779
     Current maturities of capitalized lease obligations                                                              6,938
                                                                                                             --------------
           Total Current Liabilities                                                                              4,465,413
Long term debt, less current portion                                                                                 22,750
Obligations under capital leases, excluding current maturities                                                       13,005
                                                                                                             --------------
           Total Liabilities                                                                                      4,501,168
                                                                                                             --------------
Minority Interest                                                                                                         -

Stockholders' Equity (Deficit)
     Preferred stock Series A, $.01 par value, authorized 3,000,000 shares; issued and
       outstanding, 0 shares                                                                                              -
     Cumulative preferred stock, $.001 par value; 2,500 shares authorized, 10 shares
       issued and outstanding                                                                                             -
     Common stock, $.0001 par value, 30,000,000 shares authorized; 10,340,261 shares issued
       and outstanding                                                                                                1,034
     Contributed capital                                                                                             81,000
     Additional paid in capital                                                                                   8,935,034
     Accumulated deficit                                                                                       (11,298,013)
                                                                                                             --------------
           Total Stockholders' Equity (Deficit)                                                                 (2,280,945)
                                                                                                             --------------
           Total Liabilities and Stockholders' Equity (Deficit)                                             $     2,220,223


                                                                                                             ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Operations



                                                                                             Year Ended December 31,
                                                                                          ----------------------------------


                                                                                             1999               1998
                                                                                          ---------------     --------------




Net Sales

     Hardware Products                                                                  $          2,850    $     2,853,969
     Software                                                                                    260,703             72,486
                                                                                          ---------------     --------------
       Total Net Sales                                                                           263,553          2,926,455
                                                                                          ---------------     --------------
Cost of Good Sold
     Hardware Products                                                                             2,850          1,450,367
     Software                                                                                    167,971            140,073
                                                                                          ---------------     --------------
       Total Cost of Goods Sold                                                                  170,821          1,590,440

Gross Profit                                                                                      92,732          1,336,015
Selling, general and administrative expenses                                                   2,735,721          3,924,777
                                                                                          ---------------     --------------

(Loss) From Operations                                                                       (2,642,989)        (2,588,762)
                                                                                          ---------------     --------------
Other Income (Expense)
     Miscellaneous income                                                                        133,520             86,872
     Interest income                                                                                  -              1,384
     Miscellaneous expense                                                                      (40,542)          (182,385)
     Interest expense                                                                          (293,553)          (343,394)
     Loss on disposition of assets                                                              (38,758)          (104,336)
                                                                                          ---------------     --------------
       Total Other (Expense)                                                                   (239,333)          (541,859)
                                                                                         ---------------     --------------
(Loss) From Continuing Operations Before Provision for Income Taxes                          (2,882,322)        (3,130,621)

Provision for (Benefit from) Income Taxes                                                        490,374                  -
                                                                                          ---------------     --------------
(Loss) From Continuing Operations                                                            (2,391,948)        (3,130,621)
Discontinued Operations
    Gain on disposal of hardware line of business (net of $0 income tax
effect)                                                                                               -            599,712
                                                                                          ===============     ==============
Net (Loss)                                                                              $    (2,391,948)    $   (2,530,909)
                                                                                          ===============     ==============

Net (Loss) Per Common Share:
     (Loss) From Continuing Operations                                                  $          (.28)    $         (.72)
      Discontinued Operations                                                                          -                .14

     Net (Loss)                                                                         $          (.28)    $         (.58)
                                                                                          ---------------     --------------
Weighted Average of Common Shares Outstanding                                                  8,486,443          4,324,292
                                                                                          ===============     ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1999 and 1998


                                                      Convertible       Cumulative
                                                    Preferred Shares Preferred Shares  Common Stock



                                                     ------------  ---------------  ------------------
                                                     Shares Amount Shares   Amount   Shares    Amount
                                                     ------------- ----- ---------  ------------------


  Balances, January 1, 1999                            -   $    -     10  $     -   6,431,113 $  643
  Issuances of common stock granted for
  services performed                                   -        -      -        -   1,404,328    140
  Issuances of common stock pursuant to stock option
  exercise loan agreement                              -        -      -        -     535,000     53

  Issuance of common stock for conversion of loans
  and accrued interest                                 -        -      -        -     767,332     77

  Issuance of common stock pursuant to note penalty
  clause                                               -        -      -        -      60,000      6

  Contingent liability pursuant to put option
  agreement                                            -        -      -        -           -      -

  Exchange of the Company's common stock, one common
  share for 3.4676 common shares of Magnitude, Inc.    -        -      -        -       7,210      1

  Issuance of common shares pursuant to private
  equity placements                                    -        -      -        -   1,050,000    105

  Cancellation of previously issued common stock       -        -      -        -      (7,500)    (1)

  Issuance of common stock pursuant to anti-dilution
  clause                                               -        -      -        -      77,778      8

  Issuance of common stock to suppliers pursuant to
  grant                                                -        -      -        -      15,000      2

  Issuance of convertible debt with attached warrants  -        -      -        -           -      -

  Net loss, year ended December 31, 1999               -        -      -        -           -      -
                                                     ---- -------  -----  --------  ---------- ------
  Balances, December 31, 1999                          -  $     -     10  $     -   10,340,261 $1,034
                                                     ==== =======  =====  ========  ========== ======




See notes to the consolidated financial statements

                                       93A

                                                                                                     Total
                                                     Contributed    Additional     Accumulated      Stockholder
                                                       Capital       Paid in         Deficit         Equity





                                                ----------------- -------------- --------------   ---------------

  Balances, January 1, 1999                          $  81,000    $  6,832,728   $(8,906,065)    $ (1,991,694)
  Issuances of common stock granted for
  services performed                                         -       1,224,030             -        1,224,170
  Issuances of common stock pursuant to stock option
  exercise loan agreement                                    -         267,446             -          267,499

  Issuance of common stock for conversion of loans
  and accrued interest                                       -         383,590             -          383,667

  Issuance of common stock pursuant to note penalty
  clause                                                     -             (6)             -                -

  Contingent liability pursuant to put option
  agreement                                                  -       (374,890)             -        (374,890)

  Exchange of the Company's common stock, one common
  share for 3.4676 common shares of Magnitude, Inc.          -             (1)             -               -

  Issuance of common shares pursuant to private
  equity placements                                          -         524,895             -         525,000

  Cancellation of previously issued common stock             -               1             -               -

  Issuance of common stock pursuant to anti-dilution
  clause                                                     -              (8)            -               -

  Issuance of common stock to suppliers pursuant to
  grant                                                      -           5,249             -            5,251

  Issuance of convertible debt with attached warrants        -          72,000             -           72,000

  Net loss, year ended December 31, 1999                     -               -     (2,391,948)     (2,391,948)
                                                       --------     ----------   --------------  --------------
  Balances, December 31, 1999                        $  81,000      $8,935,034   $(11,298,013)     $2,280,945)
                                                      =========     ===========  ==============  ==============




See notes to the consolidated financial statements

                                       93B

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1999 and 1998


                                                        Convertible            Cumulative
                                                     Preferred Shares       Preferred Shares          Common Stock


                                                    Shares       Amount     Shares     Amount       Shares       Amount
                                                    --------    ---------   --------  ---------  -------------   --------


Balances, January 1, 1998                                 -  $        -         10  $        -      2,898,507  $     290

Accrued Dividends on cumulative preferred shares
reversed                                                  -           -          -           -              -          -

Dividends on cumulative preferred shares waiver
reversed                                                  -           -          -           -              -          -

Issuances of common stock to domestic private
individuals pursuant to an exemption under Rule           -           -          -           -         79,722          8
506

Issuances of common stock to foreign investors
pursuant to Reg. S.                                       -           -          -           -      1,453,644        145

Exchange of the Company's common stock, one
common share for 3.4676 common shares of                  -           -          -           -         22,061          2
Magnitude, Inc.

Issuance of common stock for conversion of
accrued interest on private placement notes               -           -          -           -         10,411          1

Issuance of common stock in exchange for prepaid
advertising                                               -           -          -           -        150,000         15

Issuance of common stock pursuant to Rolina
Corporation merger                                        -           -          -           -        155,556         16

Issuance of common stock pursuant to Vanity
Software Publishing Corporation acquisition               -           -          -           -        224,000         22

Issuance of common stock granted for services
performed                                                 -           -          -           -      1,080,177        108

Issuance of common stock for conversion of loan
and accrued interest                                      -           -          -           -        342,000         34

Issuance of common stock pursuant to sales
incentive awards                                          -           -          -           -          5,035          1

Issuance of common stock in exchange for product
rights                                                    -           -          -           -         10,000          1


Net loss, year ended December 31, 1998                    -           -          -           -              -          -
                                                    --------   ---------   --------   ---------  -------------   --------


Balances, December 31, 1998                               -  $        -         10  $        -      6,431,113  $     643
                                                    ========   =========   ========   =========  =============   ========

See notes to the consolidated financial statement

                                       94A

                                                                                                          Total
                                                      Contributed     Additional      Accumulated       Stockholders
                                                        Capital         Paid in         Deficit            Equity
                                                                        Capital                          (Deficit)


                                                      ------------    ------------   ---------------   ---------------


Balances, January 1, 1998                           $     243,000   $   2,314,856  $    (6,555,156)  $    (3,997,010)

Accrued Dividends on cumulative preferred shares
reversed                                                        -               -            18,000            18,000

Dividends on cumulative preferred shares waiver
reversed                                                (162,000)               -           162,000                 -

Issuances of common stock to domestic private
individuals pursuant to an exemption under Rule                 -         199,992                 -           200,000
506

Issuances of common stock to foreign investors
pursuant to Reg. S.                                             -       2,586,855                 -         2,587,000

Exchange of the Company's common stock, one
common share for 3.4676 common shares of                        -             (2)                 -                 -
Magnitude, Inc.

Issuance of common stock for conversion of
accrued interest on private placement notes                     -          36,101                 -            36,102

Issuance of common stock in exchange for prepaid
advertising                                                     -         374,985                 -           375,000

Issuance of common stock pursuant to Rolina
Corporation merger                                              -         388,874                 -           388,890

Issuance of common stock pursuant to Vanity
Software Publishing Corporation acquisition                     -         559,978                 -           560,000

Issuance of common stock granted for services
performed                                                       -          29,892                 -            30,000

Issuance of common stock for conversion of loan
and accrued interest                                            -         341,199                 -           341,233

Issuance of common stock pursuant to sales
incentive awards                                                -             (1)                 -                 -

Issuance of common stock in exchange for product
rights                                                          -             (1)                 -                 -


Net loss, year ended December 31, 1998                          -               -       (2,530,909)       (2,530,909)
                                                      ------------    ------------   ---------------   ---------------

Balances, December 31, 1998                         $      81,000   $   6,832,728  $    (8,906,065)  $    (1,991,694)
                                                      ============    ============   ===============   ===============


See notes to the consolidated financial statement

                                       94B

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                              ----------------------------------
                                                                                                   1999               1998
                                                                                              ---------------    ---------------

     Cash Flows From Operating Activities
             Net Income (Loss)                                                              $    (2,391,948)   $    (2,530,909)

             Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating
          Activities
                Depreciation and amortization                                                        183,053            266,589
                Common stock issued for various expenses                                             474,119                  -
                Loss on disposition of assets                                                         38,758            112,112
                Bad debt provision                                                                     4,109             94,287
                Forgiveness of debt                                                                        -           (32,893)

                New debt issued for interest expense                                                   5,400                  -

                Deferred tax (benefit)                                                             (201,470)                  -

                Inventory variance                                                                         -            132,890

                  Inventory writeoff                                                                  16,770                  -

                Return reserve provision                                                                   -             30,000

             Decreases (Increases) in Assets
                  Accounts receivable                                                                 46,416             50,956
                Miscellaneous receivables                                                             58,951           (54,743)
                  Inventories                                                                          1,134          (317,650)
                Prepaid expenses                                                                     (3,273)             36,996
                Other assets                                                                           2,652                414

             Increases (Decreases) in Liabilities

                Accounts payable and accrued expenses                                              (189,975)            403,405

                Trade acceptance payable                                                                   -           (44,860)
                                                                                              ---------------    ---------------
                  Net Cash (Used) by Operating Activities                                        (1,955,304)        (1,853,406)
                                                                                              ---------------    ---------------
     Cash Flows From Investing Activities
             Purchases of equipment, fixtures, and software                                          (6,486)          (569,857)

          Sales of property and equipment                                                                250            716,926
                                                                                              ---------------    ---------------
                  Net Cash Provided (Used) by Investing Activities                                   (6,236)            147,069
                                                                                              ---------------    ---------------
     Cash Flows From Financing Activities
             Repayment of notes payable                                                                    -           (25,000)
             Proceeds from long-term debt                                                            300,000            342,000
             Proceeds from long-term debt with detachable warrants                                   800,000                  -
             Repayment of long-term debt                                                            (50,474)          (750,577)
             Repayment of capital lease obligations                                                  (7,747)            (7,229)
             Repayment of officer loans payable                                                            -           (85,000)
             Proceeds from loans payable                                                             726,181                  -
             Repayment of loans payable                                                             (91,254)          (275,000)
             Proceeds from issuance of common stock                                                  525,000          2,512,000
                                                                                              ---------------    ---------------
                  Net Cash Provided by Financing Activities                                        2,201,706          1,711,194
                                                                                              ---------------    ---------------
     Net increase in Cash                                                                            240,166              4,857
     Cash at beginning of period                                                                       9,403              4,546
                                                                                               ===============    ===============
     Cash at end of period                                                                  $        249,569   $          9,403
                                                                                              ===============    ===============
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
             Interest Paid                                                                  $        153,313   $        245,916
                                                                                              ===============    ===============
             Taxes Paid                                                                     $          6,600   $          4,320
                                                                                              ===============    ===============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                                      Year Ended December 31,
                                                                                               ----------------------------------

                                                                                                   1999                1998
                                                                                               --------------     ---------------

 Schedule of non-cash investing and financing activities
 In connection with the retirement of $36,102 of accrued  interest on a promissory
    note, 10,411 common shares were issued                                                                 $         36,102
                                                                                                             ===============

 Capitalized lease obligations incurred for use of equipment                                               $         26,376
                                                                                                             ===============
 In  connection   with  the   acquisition  of  a  20%  equity  interest  in  Input
 Technologies LLC, $60,000 of accounts receivable were written off                                         $         60,000
                                                                                                             ===============

 In connection with the Rolina  Corporation  merger,  secured payment  obligation
    Incurred                                                                                               $        100,000
                                                                                                             ===============
 In connection  with the obtaining of prepaid  advertising,  150,000 common shares
    were issued                                                                                            $        375,000
                                                                                                             ===============
 In connection  with the Rolina  Corporation  merger,  155,556  common shares were
    issued                                                                                                 $        388,890
                                                                                                             ===============
 In  connection  with the  Vanity  Software  Publishing  Corporation  acquisition,
    224,000 common shares were issued                                                                      $        560,000
                                                                                                             ===============
 In  connection  with the issuance of common  stock,  72,677 shares were issued as
    consideration for past services                                                                        $         30,000
                                                                                                             ===============
 In  connection  with the  retirement  of a $316,849  promissory  note and accrued
    interest thereon, 342,000 common shares were issued                                                    $        341,233
                                                                                                             ===============
 In  connection   with  the   disposition  of  a  20%  equity  interest  in  Input
    Technologies  LLC,  $20,392 of  accounts  payable and  accrued  expenses  were
    written off                                                                         $        20,392
                                                                                          ==============
 In connection  with  the  trade-in  of  capitalized  lease  equipment  for operating lease  equipment,  $17,975 of capitalized  lease  obligations were written off $ 17,975
                                                                                          ==============
 In  connection  with the Rolina  Corporation  merger  agreement,  a put option on
    155,556 shares at $2.41 was set up as an accrued contingent liability               $       374,890
                                                                                          ==============
 In  connection  with the  retirement  of a $100,000  promissory  note and accrued
    interest thereon, 202,332 common shares were issued                                 $       101,166
                                                                                          ==============
 In connection  with a stock option  exercise,  535,000  common shares were issued against  the  cancellation  of loans and notes  totaling  $261,604  along with
    accrued interest thereon.                                                           $       267,500
                                                                                          ==============
 In connection  with the  retirement of promissory  notes  totaling  $256,959 plus
    accrued interest thereon, 565,000 common shares were issued                         $       282,500
                                                                                          ==============
 In connection with the issuance of a promissory note totaling  $119,735 , $29,735
    of accrued interest on various notes was incorporated into a new note.              $        29,735
                                                                                          ==============
 In  connection  with the issuance of common stock,  1,419,328  common shares were
    issued for past services                                                            $       721,619
                                                                                          ==============
 In connection with the issuance of 1,000,000  common shares during the year ended
    December 31, 1998,  $276,230 for past  services was relieved;  notes  totaling
    $134,295  with  accrued  interest  of  $19,692  were  retired,  and  loans and
    advances of $77,585 were retired during the year ended December 31, 1999.           $       507,802
                                                                                          ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc. The remaining 1% of Magnitude, Inc. stockholders hold a minority interest which is valued at $0.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in the form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary EMS Software System.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and on ongoing contingent stream of royalty payments on OS' sales of the Magnitude hardware products. The Agreement with OS also provided for the retirement of the Company's then existing bank debt out of the proceeds of the transaction.

         Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, development, manufacture, and marketing of research-based ergonomic accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product. that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity in the computer related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the release to the market of the proprietary "EMS (Ergonomic Management System)" software system. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continuted)
     Nature of Organization - (continued)
         Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1998, was formed primarily to market Proformix's hardware products which has since been disposed of. Prior to that, its operations had not been significant. It's operations during 1998 and 1999 have not been significant.

     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc. All significant intercompany balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods related to the Company's former hardware product line which are stated at the lower of cost (determined by the first-in, first out method) or market. The sale of the Company's hardware product line resulted in a loss on disposal of inventory of $74,736 in 1998.

     Depreciation and Amortization
         Property,  plant and  equipment are recorded at cost.  Depreciation  on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Software assets acquired pursuant to the Rolina and Vanity agreements are amortized on the straight line method over 10 years. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

     Securities Issued for Services
         The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal deferred tax asset for the year ended December 31, 1999. For state income tax purposes, a partial valuation allowance has been offset against the related state deferred tax asset for the year ended December 31, 1999.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continuted)

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue from hardware product sales is recognized at the time of shipment provided that the resulting receivable is deemed probable of collection. Revenue from software sales is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK
     The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

INVENTORIES
     Inventories consisted of the following at December 31, 1999:

              Finished goods                                                                                    $          8,885
                                                                                                                  ---------------

                                                                                                                $          8,885
                                                                                                                  ===============

PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment consist of the following at December 31, 1999:

              Equipment                                                                                        $         134,619
              Furniture and fixtures                                                                                      65,070
              Leasehold improvements                                                                                      45,770
                                                                                                                 ----------------

                                                                                                                         245,459

              Less accumulated depreciation                                                                              145,579

                                                                                                                 ----------------

                                                                                                               $          99,880
                                                                                                                 ================

 Depreciation expense charged to operations was $37,514 and $107,928 in 1999 and 1998, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consisted of the following at December 31, 1999:

         Accounts payable                                                                                  $              154,103
         Accrued interest                                                                                                 342,994
         Accrued commissions                                                                                               43,222
         Accrued returns                                                                                                   35,718
         Accrued legal settlement                                                                                          20,000
         Accrued professional fees                                                                                         72,698
         Accrued taxes                                                                                                      4,300
         Accrued payroll                                                                                                   98,268
         Miscellaneous accruals                                                                                            14,962
         Accrued warranties                                                                                                20,000
                                                                                                              --------------------

                                                                                                           $              806,265
                                                                                                              ====================

LOANS PAYABLE
     The Company and Magnitude, Inc. had borrowings under short term loan  agreements with the following terms and conditions at December 31, 1999:

         Pursuant  to  three  promissory  notes  signed  throughout  1995 and  1996,  an  investor  advanced
               Magnitude,  Inc. a total of $90,000  payable upon demand with  interest at 12% per annum.  In
               July, 1999 these  obligations and accrued  interest  thereon  totaling $29,735 were converted into a new  promissory  note for  $119,735  dated August 9, 1999 payable upon 30 days written notice not to begin before  January 2, 2000 of which  $60,000 has been  repaid.  The note has
               been subsequently converted into common shares.                                                  $         59,735

         On December 4, 1996,  Magnitude,  Inc.  repurchased  500,000 shares of its common stock and retired same  against  issuance of a promissory  note  maturing  twelve  months  thereafter  accruing interest  at 5% per annum and due  December  4, 1998.  This note is overdue at  December  31,
               1999 and no demand for payment has been made through the date of our report.                               75,000

          Note dated February 11, 1999 issued to the board  chairman,  principal due May 31, 2000,  accruing interest at a rate of 10% per annum resulting from advances  totaling $351,060 during February and March 1999.  This note is secured by all of  Magnitude  Inc.'s  assets and property and is
              guaranteed by the Company.  The note has been subsequently converted into common shares.                   351,060

          Pursuant to a  promissory  note dated April 26,  1999,  a member of the Board of  Directors of the
              Company  advanced the sum of $200,000 which is due June 26, 2000 and accruing  interest at the rate of 12% per annum,  convertible  at the holders  option into shares of the common stock of
              the Company at the rate of .50(cent)per share.  Repayments of $31,254 have been made on the note.          168,746

         Pursuant to the Rolina  Corporation  Agreement & Plan of Merger dated  February 2, 1998 the Company was to deliver to its current  Chairman  and CEO of the Company,  $100,000  eight months from the closing date. This  indebtedness  has been recast as a promissory  note maturing  October
               1, 1999 and accruing  interest at 10% per annum. In  consideration of the  indebtedness,  the current  Chairman and CEO has a lien on certain software  products owned by the Company.  The
               note has been subsequently repaid by the Company in full.                                                 100,000
                                                                                                                  ---------------


                  Total                                                                                         $        754,541

                                                                                                                 ===============

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

NOTES PAYABLE

       Private Placement Offering

         A private offering was completed in June 1995 resulting in Magnitude, Inc. selling a total of sixteen (16) units and receiving net proceeds of $1,364,061 after deducting private placement agent's commission and legal fees amounting of $235,939. In connection therewith, Magnitude, Inc. issued 160,000 shares of its $.001 common stock at par. The total amount of such current notes outstanding at December 31, 1999 was $1,475,000. The Company has subsequently extended an offer to convert such notes into a portion of common shares or convertible preferred shares. As of March 24, 2000, the holders of $1,050,000 worth of notes have agreed to accept partial repayment of approximately 30% of the note balance on April 30, 2000 and convert the remaining balance into common shares or convertible preferred shares.

LONG-TERM DEBT

       Long-term debt as of December 31, 1999 is comprised of the following:

             Convertible  promissory  notes  issued  to  seven  individual  private  accredited  investors accruing  interest at 7% and maturing from June 23, 2000 through  January 20, 2001. The notes
             provide  the  holders  with the option to convert  part or all of the  outstanding  principal   $     1,028,000
             amounts into shares of the common stock of the Company at the rate of $0.50 per share.


             Discounted present value of a non-interest  bearing $70,000 settlement with a former investor of  Magnitude,  Inc. to be paid in 24 equal monthly  payments  commencing  July 1, 1997.  The
             imputed interest rate used to discount the note is 8% per annum.                                         33,529
                                                                                                               --------------
                                                                                                                   1,061,529
               Total
                   Less current maturities                                                                         1,038,779
                                                                                                               --------------
                   Long-term debt, net of current maturities                                                 $        22,750
                                                                                                               ==============

        Total maturities of long-term debt are as follows:

          Year Ending December 31,

                    2000                                                                     $      1,038,779

                    2001                                                                               22,750
                                                                                               ---------------

                                                                                             $      1,061,529
                                                                                               ===============

  ACCRUED CONTINGENT LIABILITY

        Pursuant to the February 2, 1998, Agreement and Plan of Merger with Rolina Corporation (see "Nature of Organization), the Company has issued 155,556 shares of its common stock to the principal of Rolina Corporation who currently serves as the Company's President and Chief Executive Officer, and has issued a put option for such shares at a price of $2.41 per share in accordance with the provisions contained therein, with notice for exercise eligible to be given at any time after February 1, 2000, and before 5:00 p.m. on the 90th day thereafter. In view of the relative proximity of the exercise period of the option and the fact that the market price for the Company's shares currently is significantly lower than the option put price, the entire amount has been recognized as an accrued contingent liability.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

CAPITALIZED LEASE OBLIGATIONS

       The Company leases office equipment under non-cancelable capital lease agreements expiring between October 26, 2002 and October 27, 2002. The capital lease obligations have been recorded at the present value of future minimum lease payments, discounted at an interest rate of 7.00%. The capitalized cost of equipment at December 31, 1999 amounted to $18,023 net of accumulated depreciation of $8,353.

       The following is a schedule of minimum lease payments due under capital leases at December 31, 1999:


  Year Ending December 31,
  2000                                                      $          8,211
  2001                                                                 7,579
  2002                                                                 6,316
                                                              ---------------
  Total minimum capital lease payments                                22,106
  Less amounts representing interest                                   2,163
                                                              ---------------
  Present value of net minimum capital lease payments                 19,943
  Less current maturities of capital lease obligations                 6,938
                                                              ---------------
  Obligations under capital leases, excluding current
  maturities                                                $         13,005
                                                              ===============

INCOME TAXES

  The income tax provision is comprised of the following:

                                               Year Ended December 31,
                                           -----------------------------------
                                                 1999                1998
                                           ---------------     ---------------
  State current provision                 $        490,374    $              -
  State deferred provision                      -                   -
                                           ---------------     ---------------
                                          $        490,374    $              -
                                           ===============     ===============

  In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 1999, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total anticipated net proceeds of this transaction ($497,238) were recorded as a current deferred tax asset ($201,470) and a tax benefit of $295,768 in the accompanying financial statements.

  Due to limitations placed by the State of New Jersey on the total amount of NOL Carryover and R&D Credits eligible to be sold in any one year, the sale of only a portion of the Company's NOL Carryover ($295,768 was completed in 1999). The receipt of these funds was recorded as a reduction to the non-current deferred tax asset in the accompanying financial statements. The sale of the remaining balance of the Company's NOL Carryover is anticipated by the end of the third quarter of 2000.

  The Company's total deferred tax asset and valuation allowance are as follows:
                                                         December 31,
                                              ---------------------------------
                                                   1999                1998
                                              ----------------    -------------
     Total deferred tax asset, noncurrent  $     4,240,000     $    (3,560,000)
     Less valuation allowance                   (4,240,000)         (3,560,000)
                                              ----------------    -------------
     Net deferred tax asset, noncurrent    $         -         $         -
     -----------------------------------------================    -------------

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

INCOME TAXES - (Continued)
       The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:

                                                Year Ended December 31,
                                          ------------------------------------
                                                1999                1998
                                          ----------------    ----------------
   Tax benefit                                 (40%)               (40%)
   Valuation allowance                          40%                 40%
                                          ----------------    ----------------
   Effective tax rate                            -                   -
                                          ================    ----------------

       At December 31, 1999, the Company has available approximately $10,600,000 of net operating losses to carryforward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2019.

       At December 31, 1999, the Company has available approximately $2,800,000 of net operating losses to carryforward and which may be used to reduce future state taxable income which begin to expire through December 31, 2006.

401(k) PLAN

       The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $9,592 and $16,095 for the years ended December 31, 1999 and 1998, respectively.

STOCK OPTION PLANS

       In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

       In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)
                                                                                        Qualified and Non-Qualified
                                                                                       Shares Under Option December 31,
                                                                                      ----------------------------------
                                                                                      ---------------
                                                                                             1999               1998
                                                                                      ---------------    ---------------
Outstanding, beginning of year                                                              981,468            586,144
Granted during the year                                                                     605,000            501,162
 Forfeited during the year                                                                (791,468)          (105,838)
                                                                                     ===============    ===============
Outstanding, end of year (at prices ranging from $1.00 to $4.50                             795,000            981,468
    per share)
                                                                                     ===============    ===============
 Eligible, end of year for exercise (at prices ranging from $1.00 to                        470,000            292,597
    $4.50 per share)
                                                                                     ===============    ===============


     At December 31, 1999 and 1998, the weighted average exercise price and weighted average remaining contractual life is $1.13 and $2.56 per share and 4 years 9 months and 5 years 4 months, respectively.

     At December 31, 1999, there were 343,424 shares reserved for future grants.

WARRANTS

     The Company issued common stock purchase warrants as follows:

------------------------------------------------------------------------------------------------------------------------------
                                               Exercise
          Date of Grant          No. of        Price Per               Exercise Term Vesting Rights
                                 Shares          Share
                                                                                        Start                   Expiration

     May 1, 1997                    10,000 $          5.00   May 1, 1997               April 30, 2000            Upon Issue
     May 1, 1998                   224,000            5.00   May 1, 1998               April 30, 2003            Upon Issue
     June 10, 1999                 200,000            1.00   June 10, 1999             June 10, 2003             Upon Issue
     June 21, 1999                 200,000            1.00   June 21, 1999             June 21, 2003             Upon Issue
     June 23, 1999                 300,000            1.00   June 23, 1999             June 23, 2003             Upon Issue
     June 25, 1999                 200,000            1.00   June 25, 1999             June 25, 2003             Upon Issue
     July 13, 1999                 100,000            1.00   July 13, 1999             July 13, 2003             Upon Issue
     July 20, 1999                 100,000            1.00   July 20, 1999             July 20, 2003             Upon Issue
     July 22, 1999                 150,000            1.00   July 22, 1999             July 22, 2002             Upon Issue
     July 28, 1999                 150,000            1.00   July 28, 1999             July 28, 2006             Upon Issue
     August 19, 1999               100,000            1.00   August 19, 1999           October 4, 2003           Upon Issue
     August 30, 1999               100,000            1.00   August 30, 1999           October 4, 2003           Upon Issue
     September 7, 1999             100,000            1.00   September 7, 1999         October 4, 2003           Upon Issue
     September 21, 1999             50,000            1.00   September 21, 1999        October 4, 2003           Upon Issue
     October 4, 1999                50,000            1.00   October 4, 1999           October 4, 2003           Upon Issue
     October 8, 1999               400,000            1.00   October 8, 1999           October 8, 2004           Upon Issue
     November 8, 1999               50,000            1.00   November 8, 1999          November 8, 2003          Upon Issue
     November 16, 1999             100,000            1.00   November 16, 1999         November 16, 2003         Upon Issue
     November 20, 1999             100,000            1.00   November 20, 1999         November 20, 2003         Upon Issue
     December 28, 1999             100,000            1.00   December 28, 1999         December 28, 2004         Upon Issue
     December 30, 1999             602,332            1.00   December 30, 1999         December 30, 2004         Upon Issue


     At December 31, 1999, there were 3,386,332 shares eligible for exercise at prices ranging from $1.00 to $5.00 per share, of which 1,600,000 eligible shares are callable at $2.00 per share.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


COMMITMENTS AND CONTINGENCIES
     Lease Agreement
         Magnitude, Inc. leases its administrative offices pursuant to a lease agreement dated December 9, 1998. Such lease commenced December 16, 1998 and expires on December 31, 2001 and requires monthly payments of $3,700 from December 16, 1998 to October 31, 1999 and $3,250 from November 1, 1999 to December 31, 2001. Under the lease agreement, Magnitude, Inc. is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:


                                      Year Ending December 31,

                                           2000       $       39,000

                                           2001               39,000
                                                      ---------------

                                               Total   $      78,000
                                                       ===============

         In March 2000, the Company entered into a five year lease agreement and will be relocating its administrative offices. The Company is attempting to identify a subtenant with respect to its existing lease obligation. The new lease payment will be $6,500 payable monthly with nominal increases to the base rent in years three through five.

         Included in general and administrative expenses is rent expense which amounted to $64,125 and $103,580 for the years ended December 31, 1999 and 1998, respectively.

       Licensing Agreement
         On August 29, 1997, the Company signed a letter of intent to acquire Cornell Ergonomics ("Cornell") a software developer of a unique ergonomic assessment tool. This agreement was subsequently revised on December 1, 1997 through a Software Distribution and Option Agreement whereby the Company obtained a two-year exclusive license to distribute and sub-license a certain software product. The Company also has the exclusive right, under certain circumstances, to purchase either the assets of Cornell or all of the issued and outstanding capital stock of Cornell. In January 2000 the Company purchased all of the issued and outstanding capital stock of Cornell.

       Employment Agreements
         The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

         In November 1998, the Company entered into a consulting agreement with an individual who subsequently, in January 1999, joined the Company's board of directors, and pursuant to which the Company issued 1,000,000 shares of common stock. Such shares were registered on Form S-8 on December 22, 1998. During the first quarter of 1999, this individual, pursuant to the consulting agreement, obtained the release of approximately $436,000 of the Company's liabilities.

         Between December 30, 1998, and March 31, 1999, a director and principal shareholder extended working capital loans aggregating $395,560 to the Company, of which a portion of $351,060 was the subject of a promissory note bearing interest at the rate of 10% per annum During the same time, this director and shareholder exercised options to purchase 450,000 shares of the common stock of the Company, and was issued an additional 565,000 shares, against a combination of cash payments and cancellation of debt owed by the Company in the aggregate amount of $507,500.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

MAJOR CUSTOMERS

       For the year ended December 31, 1998, the Company had a major customer, sales of hardware products to which represented approximately 38% of the Company's revenues. The Company had an accounts receivable balance due from this customer of $35,730 at December 31, 1998. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:
           The carrying amount approximates fair value because of the short term maturity of these instruments.

       Limitations
           Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.
           Changes in assumptions could significantly affect the estimates.

SUBSEQUENT EVENTS

       Changes in Key Personnel
         In January 1999, the Chairman of the Board of Directors resigned. In connection with this individual's resignation, $350,000 of the $900,000 principal amount cumulative preferred shares held by this individual were exchanged for 700,000 shares of common stock of the Company. The remaining principal balance of $550,000 along with a promissory note totalling $351,060 were exchanged for a $900,000 principal amount of a new series of convertible preferred shares which have rights of 7% per annum dividend payments to be made monthly. In connection with a termination agreement dated January 28, 2000 a restrictive covenant and confidentiality agreement was executed whereby the Company agreed to pay this individual a monthly fee in the amount of $5,555 over the 36 month term of that agreement along with this individual's health and term life insurance for an 18 month period.

         Conversion of Debt

         As of March 24, 2000, the Company converted approximately $1,643,235 of debt into 2,777,116 common shares and 90,287 preferred shares of the Company.

         Equity Placements

         As of March 24, 2000, the Company had received $200,000 pursuant to private equity placements under which 400,000 shares of common stock was issued. In addition the Company received $1,990,900 pursuant to a firm commitment equity financing transaction under which shares of common stock and a new series of convertible preferred shares with detachable common stock purchase warrants will be issued.

                                17,177,528 Shares

                       Magnitude Information Systems, Inc.
                                  Common Stock
                                 --------------
                                   PROSPECTUS
                                 --------------
                                 August__, 2001

                   NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN
             AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS
                                                                          Page
Where You Can Find More Information......................................   4
Prospectus Summary.......................................................   5
Risk Factors..............................................................  9
Use of Proceeds............................................................16
Market for Company's Common Equity &
    Dividend Policy......................................................  16
Selling
Securityholders........................................................... 17
Shares Eligible for Future Sale........................................... 26
Plan of Distribution ..................................................... 28
Legal Proceedings......................................................... 28
Management ............................................................... 29
Principal Shareholders...................................................  34
Description of Capital Stock.............................................  35
Business.................................................................  37
Management's Discussion and Analysis.....................................  47
Certain Transactions.....................................................  53
Financial Statements.....................................................  54

UNTIL ________________, 2001 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24.  INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

         As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and
(ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

Legal fees and expenses                         5,000.00
Accounting fees and expenses                    1,000.00
Printing expenses                               2,500.00
Miscellaneous expenses                          1,000.00
         Total                               $  9,500.00


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

FISCAL YEAR 2001

 During the Second Quarter Ended June 30, 2001, the Company issued the following unregistered securities:

(i) 932,200 shares of common stock accompanied by warrants for the purchase of 932,200 shares of common stock exercisable at prices of $0.60 and $0.90 per share, to ten accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, which resulted in the receipt by the Company of approximately $380,000 in cash; (ii) 2,033,920 shares of common stock pursuant to the conversion of 203,392 shares of Senior Convertible Preferred Stock, Series B and D, of the Company;

(iii) 92,666 shares of common stock pursuant to the conversion into equity of accrued dividends on certain Convertible Preferred Stock and interest accrued on notes payable;

(iv) 250,000 shares of common stock pursuant to the cash-less exercise of certain warrants;

(v)      3,750 shares of common stock for services performed.

         During fiscal year 2000 and through the three month period ended March 31, 2001, the Company placed the following unregistered securities with accredited or institutional investors:

         70,000 shares of Common Stock pursuant to the conversion of $35,000 in convertible promissory notes, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act;

         27,788 shares of Series B Senior Convertible Preferred Stock to a foreign investor pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,092 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate of 10 common shares for 1 preferred share. The preferred shares are callable by the Company under certain terms and conditions.

         260,000 shares of Common Stock pursuant to the conversion of an aggregate $130,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         3,407 shares of Common Stock to one outside consultants and suppliers for services rendered;

         118,000 shares of Common Stock to the principals of two privately held companies, Internet Ergonomic Technologies, Inc. and Cornell Ergonomics, Inc., purchased by the Company in January 2000, which companies owned certain software assets which have been made part of and integrated into the Company's proprietary ErgoManager(TM) software system

         100,000 shares to an officer of the Company pursuant to the terms of his employment agreement;

         77,976 shares of Common Stock to three outside consultants and suppliers for services rendered;

         14,445 shares of Common Stock to a director and shareholder of the Company pursuant to a 1997 transaction approved by the Board of Directors of the Company;

         16,854 shares of Common Stock to an employee in lieu of salary, for services rendered;

         2,120,000 shares of Common Stock pursuant to the conversion of an aggregate $1,060,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         160,000 shares of Common Stock to seven private investors who had previously subscribed for certain convertible debt, such shares issued pursuant to the terms of the pertinent subscription agreement, and in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         400,000 shares of Common Stock to two individual investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $200,000 in cash;

         500,000 shares of Common Stock to three individual foreign investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,000 in cash;

         194,440 shares of Series B Senior Convertible Preferred Stock to five individual foreign investors pursuant to private placement subscriptions under
Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $1,750,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate equivalent to $0.90 per share, and (iii) callable by the Company under certain terms and conditions;

         100,000 shares of Series C Senior Convertible Preferred Stock to the former chairman of the Company pursuant to the terms of a Resignation Agreement entered into between the Company and this individual, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable monthly, (ii) conversion at the holders' option into 1,000,000 shares of Common, and (iii) callable by the Company under certain terms and conditions.

         109,926 shares of Common Stock pursuant to the conversion of $54,963 in convertible promissory notes, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act;

         12,000 shares of Common Stock for services rendered;

         11,535 shares of Common Stock in exchange against 40,000 common shares of Magnitude, Inc., pursuant to the Company's stock exchange offer of July 1997;

         617,616 shares of Common Stock and warrants for the purchase of 100,000 shares at a price of $1 per share, in exchange against the cancellation of a $460,000 liability in form of a past-due promissory note and accrued interest thereon;

         Warrants for the purchase of 36,000 shares of Common Stock at $1 per share, for services rendered;

         83,364 shares of Series B Senior Convertible Preferred Stock accompanied by warrants for the purchase of 416,820 shares at a price of $0.90 per share, to a foreign investor pursuant to private placement subscriptions under Section 4 (2) and Regulation S of the Securities Act, which resulted in the receipt by the Company of $750,276 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common S+ock at a conversion rate of 10 common shares for 1 preferred share;

         55,556 shares of Series D Senior Convertible Preferred Stock accompanied by warrants for the purchase of 555,560 shares at a price of $0.50 per share, to two investors pursuant to private placement subscriptions under
Section 4 (2), Rule 506 of Regulation D and Regulation S of the Securities Act, which resulted in the receipt by the Company of $500,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate of 10 common shares for 1 preferred share

Fiscal Year 1999

         During fiscal year 1999, the Company placed the following unregistered securities with accredited and institutional investors:

         1,250,332 shares of Common Stock to seven individual foreign investors pursuant to private placement subscriptions under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of $625,000 in cash;

         60,000 shares of Common Stock to an investor who had previously subscribed for certain convertible debt, pursuant to the terms of the pertinent subscription agreement, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act.

         On September 1, 1999, the Company issued 7,210 shares of its common stock to a shareholder of Magnitude, Inc., f/k/a Proformix, Inc. in exchange for his 25,000 shares in Proformix, Inc., pursuant to the terms of the Company's stock exchange offer of July 2, 1997.

         During the second and third quarters of 1999 the Company received an aggregate $1,225,000 in cash against issuance of convertible promissory notes in the same aggregate amount, to eight individual accredited private investors pursuant to transactions under Section 4 (2) of the Securities Act, all of them maturing at 14 months from date of issuance, convertible at the holders' option into shares of the common stock of the Company at the rate of $0.50 /share, and carrying interest at rates between 7% and 12% p.a. A portion of such notes was accompanied by stock purchase warrants for the purchase of an aggregate 1,450,000 shares at $1 per share, with such warrants being callable by the Company under certain circumstances, if and when the market price reaches $2 per share.

         565,000 shares of Common Stock to a director and principal shareholder in exchange against cancellation of promissory notes and interest thereon in the aggregate value of $282,500;

         77,778 shares of Common Stock to the former principal of Rolina Corporation and current President of the Company, pursuant to a Non-Dilution clause in the February 2, 1998 Agreement and Plan of Merger with Rolina Corporation;

         54,100 shares of Common Stock to three Magnitude, Inc. consultants and providers of services to the Company.

Fiscal Year 1998

         During fiscal year 1998, the Company placed the following unregistered securities with accredited and institutional investors:

         70,000 shares of Common Stock to a creditor of the Company pursuant to that party's exercise of an option to convert debt into common stock, at $1.00 per share;

         7,500 shares of Common Stock to two individuals who had invested in the Company pursuant to a 506 Offering Memorandum;

         56,000 shares of Common Stock to two outside consultants as compensation for services rendered;

         272,000 shares of Common Stock to a creditor of the Company pursuant to that party's exercise of an option to convert debt into common;

         14,419 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc.and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         5,035 shares of Common Stock to independent sales representatives and clients as awards for outstanding sales performance for the Company's products.

         224,000 shares of Common Stock to Vanity Software Publishing Corporation (see "Acquisition of Vanity Software Publishing Corporation" in the Notes to Financial Statements included herein). The issuance of the aforesaid shares was made pursuant to Section 4(2) of the Securities Act;

         22,000 shares of Common Stock and warrants to purchase 22,000 shares at a price of $4.50 per share, to one of the Company's board members in return for an investment of $100,000 under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended;

         70,972 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc.and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         15,000 shares of Common Stock to an outside consultant as compensation for services rendered, with an agreement that the Company register such shares through a Registration Statement on Form S-8.

         150,000 shares of Common Stock to an entity which provides a platform for advertising the Company's products. The Company received as consideration advertising credits equivalent to $900,000 in retail value. The issuance of the aforesaid shares was made pursuant to Section 4(2) of the Securities Act;

         50,000 shares of Common Stock at a purchase price of $2.00 per share to an individual pursuant to a private placement under Section 4(2) of the Securities Act.

         100,644 shares of Common Stock to a management consulting firm pursuant to their exercise of a stock option at $1.7338 per share. The stock option was granted for services rendered, and the shares were issued pursuant to Section 4(2) of the Securities Act;

         887,500 shares of Common Stock issued to foreign entities, thereby raising $1,550,000 in gross proceeds, pursuant to Regulation S of the Securities Act;

         155,556 shares of Common Stock pursuant to Section 4(2) of the Securities Act, to the principal of Rolina Corporation in the course of that entity's acquisition by the Company.

ITEM 27. EXHIBITS INDEX


SEC No.                  Document

2.2 Agreement and Plan of Merger with Rolina Corporation and Steven D. Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.
3        (i) Articles of  Incorporation  and  Amendments  thereto,  incorporated
         herein  by  reference   to  Exhibits  of  previous   filings  with  the
         Commission.
3        (ii)  Bylaws  of the  Company,  incorporated  herein  by  reference to Exhibits of previous filings with the Commission.
4.1*     Term Sheet
4.2*     Form of Subscription Agreement
4.3*     Form of Common Stock Purchase Warrant
4.4*     Form of Convertible Promissory Note
4.5*     Form of Subscription Agreement
4.6*     Form of Convertible Grid Promissory Note
4.7*     Form of Common Stock Purchase Warrant
4.8*     Form of Convertible Promissory Note
4.9*     Form of Common Stock Purchase Warrant
4.10*    Loan Agreement with S.Kroll
4.11*    Form of Convertible Promissory Note
4.12*    Form of Subscription Agreement
4.13*    Form of Subscription Agreement
4.14*    Form of Subscription Agreement
4.15*    Form of Subscription Agreement
4.16*    Form of Subscription Agreement
4.17*    Form of Common Stock Purchase Warrant


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


4.18* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series B Senior Convertible
         Preferred  Stock.
4.19*    Form of Common Stock Purchase Warrant
4.20+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series C Senior Convertible Preferred Stock
4.21*    Agreement with S.Rudnik, re: convertible debt
4.22*    Consulting agreement with G.Shemano
4.23*    Form of Common Stock Purchase Warrant
4.24+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series A Senior Convertible Preferred Stock.
5.1*     Legal opinion and consent of Joseph J. Tomasek, Esq.
10.1* Resignation Agreement dated July 21, 1999, between J. Swon and B. Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.
10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.
10.3* Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.
10.4*    Employment Agreement, dated July 1, 1999 between the Company and John
         C. Duncan.
10.5+ Termination Agreement, dated as of August 1, 2001, by and between the Company and Torneaux Fund, Ltd.
10.6     Contract by and between Lockheed Martin and the Company, dated
         December 21, 2000.
23.1     Independent Auditors' Consent
-------
+Documents incorporated by reference to Magnitude's Annual Report previously filed on Forms 10-KSB for the fiscal years ended December 31, 2000 and 1999 and Form 10-QSB for the quarter ended June 30, 2001 with the Securities and Exchange Commission. *Previously filed as exhibits to the Registration Statement and amendments thereto with the Commission.


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



ITEM 28.  UNDERTAKINGS

         A. UNDERTAKING PURSUANT TO RULE 415

         The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

         B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


         D. UNDERTAKING PURSUANT TO RULE 430A

         The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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



                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, has duly caused this Post-Effective Amendment No.3 to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chester, State of New Jersey, on August 21, 2001

                                    MAGNITUDE INFORMATION SYSTEMS, INC.

                                    By: /s/ Steven D. Rudnik
                                       -----------------------
                                       Steven D. Rudnik, President and Chief
                                       Executive Officer

                                    By: /s/ Joerg H. Klaube
                                        -----------------------
                                       Joerg H. Klaube, Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Rudnik, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                 TITLE                           DATE
/s/ Steven D. Rudnik         President and
----------------------
Steven D. Rudnik             Chief Executive Officer           August 21, 2001

  /s/ Joerg H. Klaube        Chief Financial Officer           August 21, 2001
----------------------
Joerg H. Klaube              (Principal Financial Officer)


   /s/ Steven L. Gray        Director                          August 21, 2001
----------------------
Steven L. Gray

   /s/ Ivano Angelastri      Director                          August 21, 2001
----------------------
Ivano Angelastri

  /s/ Joseph J. Tomasek      Director                          August 21, 2001
----------------------
Joseph J. Tomasek



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



                                                            Exhibit10.6

                          [Lockheed Martin Letterhead]

December 21, 2000

Mr. Gregory buscetto
Vice President of Sales
Magnitude Information Systems
401 Route 24
Chester, NJ 07930

Dear Mr. Buscetto:

Lockheed Martin Enterprise Information System agrees to purchasing 2,500 annual renewable licenses at a cost of $56.53 per license for a cost of $141,325.00 payable within 120 days of January 1, 2001 of Magnitude's ErgoManager product suite, which includes technical support, new releases, all product updates/upgrades, training, installation and customization, contingent upon conditions outlined in Attachment I, based on the following pricing per user license:

                  $56.53 - First Year Starting with the Date of this Letter. $10.36 - Second Year
                  $  8.28 - Third Year

Additional licenses purchased by other Lockheed Martin business areas, up to 25,000 cumulative Lockheed Martin total user licenses (includes the Enterprise Information Systems purchase), shall be at the following pricing per user:

                  $32.95 - First Year
                  $26.36 - Second Year
                  $21.08 - Third Year and beyond

Once cumulative Lockheed Martin total user licenses exceed 25,000, pricing for any additional user licenses (includes the Enterprise Information Systems purchase), as well as pricing for additional years for the total number of licenses owned by Lockheed Martin (includes the Enterprise Information Systems purchase), shall be as follows:

                  $12.95 - First Year
                  $10.38 - Second Year
                  $  8.28 - Third Year and beyond

Please reference Attachment 1 for additional conditions.

Sincerely,
/s/Thomas S. Terry
Thomas S. Terry                                     /s/ B. Greg Buscetto
Subcontracts Manager, EIS Procurement               Acknowledged by
Lockheed Martin                                     Magnitude Information
Systems

                                  Attachment 1

This commitment for Lockheed Martin Enterprise Information Systems to purchase 2,500 annual renewable licenses of Magnitude's ErgoManager product suite, is contingent upon the following conditions:

         1.       Magnitude  shall  provide  technical   support,   installation
                  support, customization and training to Lockheed Martin businesses at no additional charge to Lockheed Martin until such time as the software is not being utilized anywhere within Lockheed Martin.

         2. Enterprise Information Systems shall be entitled to a 20% commission on any additional purchases by other Lockheed Martin businesses. This commission will be credited back to Enterprise Information Systems on additional purchases or payment for years two, three or beyond.

         3. Magnitude shall not use the name of Lockheed Martin in publicity, press releases, marketing material or similar activity without the written consent of Lockheed Martin.

                  Agreed to by:

                  LOCKHEED MARTIN           MAGNITUDE INFORMATION SYS.

                  /S/ b. j. Glass          /s/ B. Greg Buscetto
                  Signature                 Signature

                  /s/ B. J. Glass          /s/ B. Greg Buscetto
                  Name                     Name

                  Director Supply Chain Mgmt      Vice President, Sales

                  12/22/00                        12/22/00
                  Date                             Date





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



                                  Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS







The Board of Directors
Magnitude Information Systems, Inc. and Subsidiaries

As independent public accountants, we hereby consent to the inclusion in the Prospectus forming a part of Post-Amendment No. 3 to the Form SB-2 Registration Statement of Magnitude Information Systems, Inc. and Subsidiaries, filed with the Commission on August 21, 2001, of (1) our report dated February 28, 2001 on the consolidated financial statements of Magnitude Information Systems, Inc. and Subsidiaries for the fiscal years ended December 31, 2000 and 1999 and (2) our report dated March 24, 2000 on the consolidated financial statements of Magnitude Information Systems, Inc. and Subsidiaries for the fiscal years ended December 31, 1999 and 1998, and to all references to our Firm included in this Registration Statement.



/s/Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
August 20, 2001





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